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As filed with the Securities and Exchange Commission on March 28, 2013.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

B&G FOODS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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Four Gatehall Drive
Parsippany, NJ 07054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2013

To the Stockholders of B&G Foods, Inc.:

        An annual meeting of stockholders of B&G Foods, Inc. will be held on Thursday, May 16, 2013, at 10:00 a.m., local time, at the Hanover Marriott, 1401 Route 10 East, Whippany, NJ 07981, for the following purposes (which are more fully described in the accompanying proxy statement):

  1.
  to elect eight directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

  2.
  to conduct an advisory vote on executive compensation, commonly referred to as a "say on pay" vote;

  3.
  to re-approve the material terms of the performance goals in our 2008 Omnibus Incentive Compensation Plan;

  4.
  to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013 (fiscal 2013); and

  5.
  to transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

        The board of directors has fixed the close of business on March 22, 2013, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the meeting.

        Your vote is important, and you are cordially invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, we encourage you to vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend in person.

By Order of the Board of Directors,
Scott E. Lerner Secretary

Parsippany, New Jersey
March 28, 2013

i

ii

Four Gatehall Drive
Parsippany, NJ 07054

PROXY STATEMENT
FOR AN ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2013

GENERAL INFORMATION

Why am I receiving these materials?

        This proxy statement is provided to the stockholders of B&G Foods, Inc. ("B&G Foods," "we," or "our company") in connection with the solicitation of proxies by our board of directors to be voted at an annual meeting of stockholders to be held at the Hanover Marriott, 1401 Route 10 East, Whippany, NJ 07981, at 10:00 a.m., local time, on Thursday, May 16, 2013, and at any adjournment or postponement of the meeting. This proxy statement and the related materials are first being distributed or made available to stockholders on or about March 28, 2013. This proxy statement provides information that should be helpful to you in deciding how to vote on the matters to be voted on at the annual meeting.

What items will be voted on at the annual meeting?

        At the annual meeting, the stockholders will consider and vote upon

  •
  the election of eight directors to hold office until the next annual meeting of stockholders (Proposal No. 1);

  •
  an advisory proposal on executive compensation, commonly referred to as a "say on pay" proposal (Proposal No. 2);

  •
  the re-approval of the performance goals in our 2008 Omnibus Incentive Compensation Plan (Proposal No. 3); and

  •
  the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013 (fiscal 2013) (Proposal No. 4).

What are included in the proxy materials?

        The proxy materials include:

  •
  our proxy statement for the annual meeting of stockholders; and

  •
  our 2012 Annual Report.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the annual meeting.

What is a proxy statement? What information is contained in this proxy statement?

        It is a document that Securities and Exchange Commission (SEC) regulations require us to give you when we ask you to sign a proxy card designating proxies to vote on your behalf. The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, B&G Foods' board of directors and board committees, the compensation of our directors and executive officers for fiscal 2012 and other required information.

 What is a proxy?

        It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers as proxies for the annual meeting. These two officers are Robert C. Cantwell and Scott E. Lerner.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

        Once again, we are pleased to be using the SEC rule that allows companies to furnish their proxy materials to stockholders over the Internet. As a result, we are mailing to most of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. We believe that this process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. All stockholders who have previously requested paper copies of our proxy materials will continue to receive paper copies by mail.

Why didn't I receive a notice in the mail about the Internet availability of the proxy materials?

        We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies instead of a notice about the Internet availability of the proxy materials.

        In addition, we are providing notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

How can I access the proxy materials over the Internet?

        The notice of annual meeting, proxy statement and annual report are available at http://materials.proxyvote.com/05508R. Instead of receiving future copies of the proxy materials by mail, most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site. If you received a notice of the Internet availability of proxy materials that notice will contain additional instructions on how to view our proxy materials on the Internet.

How may I obtain a paper copy of the proxy materials?

        Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on that notice. Stockholders receiving notice of the availability of the proxy materials by e-mail will find instructions about how to obtain a paper copy of the proxy materials as part of that e-mail. All stockholders who do not receive a notice or an e-mail will receive a paper copy of the proxy materials by mail.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with B&G Foods' registrar and transfer agent, Computershare, you are considered a stockholder of record with respect to those shares.

        If your shares are held in a brokerage account or bank, you are considered the "beneficial owner" of those shares.

Who is entitled to vote at the annual meeting?

        Each holder of record of our common stock at the close of business on March 22, 2013 is entitled to vote at the annual meeting. As of that date, a total of 52,858,772 shares of common stock were outstanding and are eligible to vote at the annual meeting. Each share of our common stock is entitled to one vote per share on all matters with respect to which holders are entitled to vote.

How do I vote?

        Your shares may only be voted at the annual meeting if you are present in person or are represented by proxy. Whether or not you plan to attend the annual meeting, we encourage you to vote by proxy to assure that your shares will be represented. Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person. Beneficial owners, however, may vote in person at the annual meeting only if they have a legal proxy, as described below.

        Stockholders of Record.    If you are a stockholder of record, you may vote by proxy by completing the enclosed proxy card and mailing it in the postage-paid envelope provided. In the alternative, stockholders of record may vote in person at the annual meeting.

        Beneficial Owners.    If your shares are held in the name of a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If your shares are held in the name of a broker, bank or other nominee, and you would like to vote in person at the meeting, you must first obtain a proxy, executed in your favor, from the institution that holds your shares.

What can I do if I change my mind after I vote my shares?

        Stockholders of Record.    If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by timely submission of a written revocation to our corporate secretary, submission of a properly executed later-dated proxy, or by voting by ballot at the annual meeting. Attendance at the annual meeting will not by itself constitute a revocation of a proxy.

        Beneficial Owners.    If your shares are held in the name of a broker, bank or other holder of record, that institution will instruct you as to how your vote may be changed.

If I am a stockholder of record, how will my shares be voted if I sign, date and return my proxy card? What if I do not specify a choice for a matter when returning my signed proxy card?

        All shares entitled to vote that are represented by properly completed proxy cards received prior to the annual meeting and not revoked will be voted at the meeting in accordance with your instructions. If you sign and return a proxy card but do not indicate how your shares should be voted, the shares represented by your properly completed proxy card will be voted:

  •
  FOR each of the director nominees in Proposal No. 1;

  •
  FOR the proposal to approve, on an advisory basis, executive compensation;

  •
  FOR the re-approval of the performance goals in our 2008 Omnibus Incentive Compensation Plan;

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  FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2013; and

  •
  in the discretion of the persons named in the proxies as proxy appointees as to any other matter that may properly come before the annual meeting.

What if I am a beneficial owner and do not give voting instructions to my broker?

        As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such bank, broker or nominee depends on the type of item being considered for vote.

        Non-Discretionary Items.    The election of directors, advisory say on pay vote and re-approval of our performance goals are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

        Discretionary Items.    The ratification of the appointment of KPMG LLP as independent registered public accounting firm is a discretionary item. Generally, brokers, banks and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

Who may attend the annual meeting?

        All stockholders that were our stockholders as of the record date (March 22, 2013), or their authorized representatives, may attend the annual meeting. Admission to the meeting will be on a first-come, first-served basis. If your shares are held in the name of a broker, bank or other nominee and you plan to attend the annual meeting, you should bring proof of ownership, such as a brokerage or bank account statement, to the annual meeting to ensure your admission.

How will votes be counted?

        The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock of our company entitled to vote on a particular matter will constitute a quorum for the purpose of considering that matter. Abstentions and broker "non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

        For Proposal No. 1, a nominee for director must receive the affirmative vote of a majority of the votes cast with respect to such nominee by the holders of the shares of common stock voting in person or by proxy at the annual meeting. Likewise, each of Proposal Nos. 2, 3 & 4 require the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting. Abstentions and broker non-votes will not be included in the vote totals and will not affect the outcome of the vote for Proposal Nos. 1 through 4.

Who will count the votes?

        A representative of our transfer agent, Computershare, will tally the vote, and will serve as inspector of the annual meeting.

How are proxies being solicited and who will pay for the solicitation of proxies?

        We will bear the expense of the solicitation of proxies. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, over the Internet or in person. No special compensation will be paid to our directors, officers or employees for the solicitation of proxies. To solicit proxies, we will also request the assistance of brokerage houses, banks and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 16, 2013

        The Notice of Annual Meeting, Proxy Statement and 2012 Annual Report are available at http://materials.proxyvote.com/05508R.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics; Corporate Governance Guidelines; Board Committee Charters

        B&G Foods is committed to conducting every aspect of our business in an ethical, open and honest manner and in full compliance with the law, both in letter and in spirit. Our code of business conduct and ethics applies to all of our employees, officers and directors, including our chief executive officer and our chief financial officer, and lays out guidelines for our employees, officers and directors to follow as they conduct business on behalf of our company. We have also adopted corporate governance guidelines, which, together with our certificate of incorporation, bylaws and board committee charters, form the framework for the corporate governance of B&G Foods.

        The full text of the code of business conduct and ethics as well as our corporate governance guidelines, audit committee charter, compensation committee charter and nominating and governance committee charter are available at the investor relations section of our web site, http://ir.bgfoods.com. We intend to disclose any amendment to, or waiver from, a provision of the code of business conduct and ethics that applies to our chief executive officer or chief financial officer in the investor relations section of our web site. Stockholders may request free printed copies of the code of business conduct and ethics, corporate governance guidelines and the board committee charters by writing to: B&G Foods, Inc., Attention: Corporate Secretary, Four Gatehall Drive, Parsippany, NJ 07054 or corporatesecretary@bgfoods.com.

Role of the Board of Directors

        In accordance with the General Corporation Law of the State of Delaware and our certificate of incorporation and our bylaws, our business, property and affairs are managed under the direction of the board of directors. Although our directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the board of directors and committees of the board of directors.

Board Leadership Structure

        Currently, we separate the roles of chairman of the board of directors and chief executive officer. Separating these roles allows our chief executive officer to focus on the day-to-day management of our business and our chairman, an independent director, to lead the board and focus on providing advice and independent oversight of management. Given the time and effort that is required of each of these positions and our preference to have an independent director lead our board, we currently believe it is best to separate these roles. However, neither our bylaws nor our corporate governance guidelines requires that we separate these roles and the board does not have a policy on whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-management directors. Our board believes that it should have the flexibility to make these determinations from time to time in the way that it believes best to provide appropriate leadership for our company under then existing circumstances.

Meetings of the Board of Directors

        During the fiscal year ended December 29, 2012 (fiscal 2012), the board of directors held eight meetings. Each of the directors attended at least 75% of the aggregate of all meetings held by the board of directors and each committee of the board of directors on which he or she served during fiscal 2012, in each case held during the period for which he or she was a director and committee member. Our non-management directors meet regularly (at least quarterly) in executive session of the board without management directors or employees present. The chairman of the board of directors (or, in the chairman's absence or if the chairman is not an independent director, another independent director designated by the non-management directors) presides over executive sessions of the non-management directors.

Communication with the Board of Directors; Director Attendance at Annual Meetings

        Stockholders, employees and all other interested parties may communicate with a member or members or committee of the board of directors by addressing their correspondence to the board member or members or committee c/o Corporate Secretary, B&G Foods, Inc., Four Gatehall Drive, Parsippany, NJ 07054 or by e-mail to corporatesecretary@bgfoods.com. Our corporate secretary will review the correspondence and will determine, in his good faith judgment, which stockholder communications will be relayed to the board of directors, any committee or any director. Our corporate secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Subject to the foregoing, mail addressed to "board of directors" or "non-management directors" will be forwarded to the chairman of the board.

        Recognizing that director attendance at our annual meetings can provide our stockholders with a valuable opportunity to communicate with board members about issues affecting our company, we encourage our directors to attend each annual meeting of stockholders. All directors, with the exception of Mr. Marcy, attended the 2012 annual meeting and we anticipate that all directors will attend the 2013 annual meeting.

Director Independence

        In making independence determinations, the board of directors observes all criteria for independence established by the SEC, the New York Stock Exchange and other governing laws and regulations. The board considers all relevant facts and circumstances in making an independence determination. In accordance with our corporate governance guidelines, to be considered independent:

  •
  the director must meet the bright-line independence tests under the listing standards of the New York Stock Exchange; and

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  the board must affirmatively determine that the director otherwise has no material relationship with our company either directly or as a partner, shareholder or officer of an organization that has a relationship with our company.

        The board of directors, through its nominating and governance committee, annually reviews all relevant business relationships any director may have with our company. As a result of its annual review, the board has determined that each of the following directors meets the independence tests under the listing standards of the New York Stock Exchange, none of the following directors has a material relationship with the company and, as a result, such directors are independent: Stephen C. Sherrill, Cynthia T. Jamison, Charles F. Marcy, Dennis M. Mullen, Cheryl M. Palmer and Alfred Poe.

 Committees of the Board of Directors

        The board of directors has an audit committee, compensation committee and a nominating and governance committee. The following table describes the current members of each committee and the number of meetings held during fiscal 2012:

	Audit	Compensation	Nominating and Governance
Number of Meetings:	5	6	2
Name:
Cynthia T. Jamison	Chairman	☑
Charles F. Marcy		☑	☑
Dennis M. Mullen	☑		Chairman
Cheryl M. Palmer	☑		☑
Alfred Poe	☑	Chairman

Audit Committee

        The principal duties and responsibilities of our audit committee are as follows:

  •
  to serve as an independent and objective party to monitor our financial reporting process and internal control systems;

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  to review and appraise the audit efforts of our independent registered public accounting firm and exercise ultimate authority over the relationship between us and our independent registered public accounting firm; and

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  to provide an effective, open avenue of communication among the independent registered public accounting firm, financial and senior management and the board of directors.

        The audit committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. Each director who serves on the audit committee is independent under the listing standards of the New York Stock Exchange and as that term is used in Section 10A(m)(3) of the Securities Act of 1934, as amended. The board of directors has determined that Ms. Jamison qualifies as an audit committee financial expert as that term is defined by applicable SEC regulations, and has designated Ms. Jamison as the audit committee's financial expert.

        The audit committee operates under a written charter adopted by the board of directors. A copy of the charter is available at the investor relations section of our website, http://ir.bgfoods.com. The report of the audit committee begins on page 48 of this proxy statement.

Compensation Committee

        The principal duties and responsibilities of the compensation committee are as follows:

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  to discharge the board of directors' responsibilities relating to the compensation of our executive officers and directors; and

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  to have overall responsibility for evaluating and approving our executive officer and director compensation plans, policies and programs, as well as any equity-based compensation plans and policies.

        Each director who serves on the compensation committee is independent under the listing standards of the New York Stock Exchange and the Internal Revenue Code of 1986, as amended, with respect to compensation committees. The compensation committee operates under a written charter adopted by the board of directors, a copy of which is available at the investor relations section of our website, http://ir.bgfoods.com. The report of the compensation committee is on page 28 of this proxy statement.

Nominating and Governance Committee

        The principal duties and responsibilities of the nominating and governance committee are as follows:

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  to assist the board of directors by identifying individuals qualified to become board members and members of board committees, to recommend to the board of directors nominees for the next annual meeting of stockholders, and to recommend to the board of directors nominees for each committee of the board of directors;

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  to lead the board of directors in its annual review of the board's and management's performance;

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  to monitor our corporate governance structure; and

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  to periodically review and recommend to the board of directors any proposed changes to the corporate governance guidelines applicable to us.

        Each director who serves on the nominating and governance committee is independent under the listing standards of the New York Stock Exchange with respect to nominating and governance committees. The nominating and governance committee operates under a written charter adopted by the board of directors, a copy of which is available at the investor relations section of our website, http://ir.bgfoods.com.

The Board's Role in Risk Oversight

        Management is responsible for the day-to-day risks our company faces. Our board of directors is responsible for:

  •
  ensuring that management has implemented an appropriate system to manage these risks, i.e., to identify, assess, mitigate, monitor, and communicate about these risks; and

  •
  providing effective risk oversight through the board's committee structure and oversight processes.

        Beyond these fundamental responsibilities for risk oversight, our board concentrates on the broader implications of our strategic plans and allows the committees to focus on specific areas of risk. Our directors, through their risk oversight role, attempt to satisfy themselves that the risk management processes designed and implemented by the company's executive officers and other senior managers are consistent with the company's corporate strategy and are functioning as directed.

        The board believes that full and open communication between management and the board of directors is essential for effective risk management and oversight. Our executive officers attend our quarterly board meetings. In addition to making quarterly presentations at such meetings regarding our operations, our executive officers are available to discuss any questions or concerns raised by the board relating to risk management and any other matters.

        While the board is ultimately responsible for risk oversight at our company, our three board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk.

        Audit Committee.    In accordance with its charter, the audit committee is required to, among other things, focus on the reasonableness of control processes for identifying and managing key business, financial and regulatory reporting risks. The audit committee is also mandated by its charter to discuss with management our company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including, as required by the NYSE, our risk assessment and risk management policies. The audit committee monitors our company's credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management, external auditors and the firm that is responsible for our company's internal audit function.

        Compensation Committee.    The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the evaluation and management of risks arising from our compensation policies and programs. As a result of its evaluation, the compensation committee has concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

        Nominating and Governance Committee.    The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with corporate governance, including board structure, size, membership and succession planning for our directors and executive officers.

Director Nominations

        The nominating and governance committee will consider recommendations for directorships submitted by our stockholders. Stockholders who wish the nominating and governance committee to consider their recommendations for nominees for the position of director should submit their recommendations, in accordance with the procedures set forth in our bylaws, in writing to: Corporate Secretary, B&G Foods, Inc., Four Gatehall Drive, Parsippany, NJ 07054. In order to be considered for inclusion in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2014, the stockholder's notice must be received by our company not less than 120 days nor more than 150 days before the first anniversary of the date of this proxy statement.

        For nominations, such stockholder's notice shall set forth: (1) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) a statement of the particular experience, qualifications, attributes or skills of the proposed nominee, (D) the number of shares of stock of our company that are beneficially owned by such person, (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934, as amended and (F) the written consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected and (2) as to the stockholder giving the notice, (A) the name, and business address and residential address, as they appear on our stock transfer books, of the nominating stockholder, (B) a representation that the nominating stockholder is a stockholder of record and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (C) the class and number of shares of stock of our company beneficially owned by the nominating stockholder and (D) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominating stockholder.

        In its assessment of each potential candidate, the nominating and governance committee will review the nominee's professional ethics, integrity and values, judgment, experience, independence, commitment to representing the long-term interests of the stockholders, understanding of our company's industry or other related industries and such other factors the nominating and governance committee determines are pertinent in light of the current needs of the board of directors. The nominating and governance committee seeks to identify candidates representing diverse experience at policy-making levels in business, management, marketing, finance, human resources, communications and other areas that are relevant to our activities. The nominating and governance committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to our company. After full consideration, the stockholder proponent will be notified of the decision of the nominating and governance committee.

        Nominees may also be recommended by directors, members of management, or, in some cases, by a third party firm. In identifying and considering candidates for nomination to the board, the nominating and governance committee considers, in addition to the requirements described above and set out in its charter, quality of experience, our needs and the range of knowledge, experience and diversity represented on the board. Each director candidate will be evaluated by the nominating and governance committee based on the same criteria and in the same manner, regardless of whether the candidate was recommended by a company stockholder or by others.

        The nominating and governance committee will conduct the appropriate and necessary inquiries with respect to the backgrounds and qualifications of all director nominees. The nominating and governance committee will also review the independence of each candidate and other qualifications of all director candidates, as well as consider questions of possible conflicts of interest between director nominees and our company. After the nominating and governance committee has completed its review of a nominee's qualifications and conducted the appropriate inquiries, the nominating and governance committee will make a determination whether to recommend the nominee for approval by the board of directors. If the nominating and governance committee decides to recommend the director nominee for nomination by the board of directors and such recommendation is accepted by the board, the form of our proxy solicitation will include the name of the director nominee.

Director Compensation

        Employee directors do not receive any separate compensation for their board activities. Each of our non-employee directors receives an annual fee payable in cash. In addition, to ensure that our non-employee directors have an ownership interest aligned with our stockholders, each non-employee director also receives an annual grant of shares of our common stock issued under our 2008 Omnibus Incentive Compensation Plan (which we refer to in this proxy statement as the 2008 Omnibus Plan). Members of our board committees receive an additional annual fee for each committee on which they serve. Each non-employee director also receives a cash fee for each board meeting and committee meeting attended in person or by telephone. Our directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or board committees.

        During the first quarter of 2012, the compensation committee recommended, and the full board approved, an increase in the annual equity grant to non-employee directors from $55,000 to $70,000. During the first quarter of 2013, the compensation committee recommended, and the full board approved, an increase in the annual board services fees for the non-executive chairman of the board from $60,000 to $70,000 and for each of the other non-executive directors from $45,000 to $55,000. In each case, the compensation committee made such recommendations after reviewing director compensation surveys. All other components of non-employee director compensation remain unchanged. A summary of our director compensation program is summarized in the table below:

Compensation Element	2013 Compensation (June 2013 - May 2014)
General Board Service—Cash
Annual Fee—Chair	$70,000
Annual Fee—Other Members	$55,000
Meeting Fee (in person)	$2,000
Meeting Fee (by telephone)	$1,000
General Board Service—Equity
Grant date fair value of shares of common stock granted annually	$70,000
Number of shares	Determined based on the closing stock price on the last business day of the calendar month of the annual meeting of stockholders. Shares issued on the first business day of the next month.
Vesting schedule	Immediate upon grant
Committee Service—Cash

	Audit Committee	Compensation Committee	Nominating & Governance Committee
Annual Fee—Chair	$17,500	$10,000	$10,000
Annual Fee—Other Members	$7,500	$7,500	$7,500
Meeting Fee (in person)	$1,000	$1,000	$1,000
Meeting Fee (by telephone)	$500	$500	$500

        During fiscal 2012, our non-employee directors received the following compensation:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Stephen C. Sherrill	$71,000	$69,976	—	—	—	—	$140,976
Cynthia T. Jamison	$88,000	$69,976	—	—	—	—	$157,976
Charles F. Marcy	$73,500	$69,976	—	—	—	—	$143,476
Dennis M. Mullen	$78,500	$69,976	—	—	—	—	$148,476
Cheryl M. Palmer	$74,000	$69,976	—	—	—	—	$143,976
Alfred Poe	$80,500	$69,976	—	—	—	—	$150,476

(1)
The "Stock Awards" column shows the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The following table shows, for each grant of common stock to the directors, the number of shares of common stock granted, the grant date and the fair value of the stock award computed in accordance with FASB ASC Topic 718:

Name	Grant Date	Number of Shares of Common Stock	Grant Date Fair Value
Stephen C. Sherrill	6/1/2012	2,906	$69,976
Cynthia T. Jamison	6/1/2012	2,906	$69,976
Charles F. Marcy	6/1/2012	2,906	$69,976
Dennis M. Mullen	6/1/2012	2,906	$69,976
Cheryl M. Palmer	6/1/2012	2,906	$69,976
Alfred Poe	6/1/2012	2,906	$69,976

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Introduction

        Our company's bylaws provide for the annual election of directors. Upon the recommendation of our nominating and governance committee, our board of directors has nominated for re-election each of our current directors.

        At the annual meeting, the eight nominees for director are to be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Each of the nominees has consented to serve as a director if elected. If any of the nominees shall become unable or unwilling to stand for election as a director (an event not now anticipated by the board of directors), proxies will be voted for such substitute as designated by the board of directors.

Director Nominees

        The following sets forth certain biographical information about the nominees for election as directors, including a description of their business experience during at least the past five years and the specific experience, qualifications, attributes or skills that qualify them to serve as directors of B&G Foods and/or members of the board committees on which they serve. For further information, about how director nominees are selected, see "Corporate Governance—Director Nominations" above.

        Stephen C. Sherrill, 59 Chairman of the Board of Directors:    Stephen Sherrill has been a director since B&G Foods' formation in 1996 and has been Chairman since 2005. Mr. Sherrill is a founder and has been a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc. (BRS) since its formation in 1995. BRS was the controlling stockholder of B&G Foods from its formation in 1996 until its initial public offering in 2004. Mr. Sherrill was an officer of Citicorp Venture Capital from 1983 until 1994. Prior to that, he was an associate at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Sherrill has previously served as a director of, among others, Ruth's Chris Steak House, Inc. and Lazy Days' R.V. Center, Inc.

        Mr. Sherrill has many years of experience as a private equity investor and has served on the boards of directors of many public and private companies. Mr. Sherrill's expertise regarding mergers and acquisitions and debt and equity financing allows him to provide invaluable guidance to our board of directors and executive management regarding these matters. This has been and continues to be very important to B&G Foods because we have implemented, and intend to continue to implement, our growth strategy in part through the acquisition of complementary brands.

        David L. Wenner, 63 President, Chief Executive Officer and Director:    David Wenner is our President and Chief Executive Officer, positions he has held since 1993, and has been a director since 1997. Mr. Wenner joined our company in 1989 as Assistant to the President and was directly responsible for Distribution and Bloch & Guggenheimer operations. In 1991, he was promoted to Vice President and assumed responsibility for all company manufacturing operations. Prior to joining our company, Mr. Wenner spent 13 years at Johnson & Johnson in supervision and management positions, responsible for manufacturing, maintenance and purchasing. Mr. Wenner is active in industry trade groups and has served as President of Pickle Packers International, and serves on the Chairman's Advisory Council of the Grocery Manufacturers Association.

        Having served as our President and Chief Executive Officer for 20 years, Mr. Wenner brings to our board an extraordinary understanding of our company's business, history and organization. Mr. Wenner's training as an engineer at the U.S. Naval Academy and prior experience in senior leadership positions overseeing manufacturing, maintenance and purchasing operations at B&G Foods and Johnson & Johnson, together with his day-to-day leadership and intimate knowledge of our business and operations, provide the board with invaluable insight into the operations of our company. Mr. Wenner, having teamed with Mr. Cantwell to successfully acquire and integrate over 25 separate brands into our company's operations since 1996, also provides our board strong insight and guidance regarding potential acquisitions and acquisition financing.

        Robert C. Cantwell, 56, Executive Vice President of Finance, Chief Financial Officer and Director:    Robert Cantwell is our Executive Vice President of Finance and Chief Financial Officer, and has been a director since 2005. Mr. Cantwell joined our company in 1983 as the Assistant Vice President of Finance. In that position, Mr. Cantwell had responsibility for all financial reporting and budgeting. Mr. Cantwell was promoted to his current position in 1991, assuming full responsibility for all financial matters, as well as management information systems, data processing, administration and corporate human resources. Prior to joining us, Mr. Cantwell spent four years at Deloitte & Touche LLP, where he received accreditation as a Certified Public Accountant.

        Like Mr. Wenner, Mr. Cantwell, who has been with B&G Foods for 30 years, brings to our board an extraordinary understanding of our company's business, history and organization. Mr. Cantwell also has extensive experience in accounting, finance, public company reporting, mergers and acquisitions, debt and equity financing, and operating successfully in a highly leveraged environment. Mr. Cantwell also has strong senior management and leadership experience.

        Cynthia T. Jamison, 53, Director:    Cynthia Jamison has been a director since 2004. Ms. Jamison served as chief financial officer of AquaSpy, Inc. (an Australian environmentally responsible irrigation company) from 2009 to 2012. Ms. Jamison was previously a partner with Tatum, LLC from 1999 to 2010. From 2005 to 2009 she internally managed the CFO Services practice at Tatum and was a member of the Operating Committee of the firm. In her other Tatum roles she has served as the chief financial officer or chief operating officer or both of several publicly and privately held companies. Prior to joining Tatum, she served as Chief Financial Officer of Chart House Enterprises, a publicly traded restaurant company and previously held various financial positions at Allied Domecq Retailing USA, Kraft General Foods and Arthur Andersen. Ms. Jamison currently serves on the board of directors at Tractor Supply Company, Inc. (NASDAQ), where she is lead director and sits on the audit committee and compensation committee and chairs the nominating and governance committee. Ms. Jamison also serves on the board of directors of Caribe Media, Inc. (a private company based in the Dominican Republic), and chairs the audit committee and compensation committee. Ms. Jamison previously served on the board of directors of Cellu Tissue Holdings, Inc. (NYSE), where she chaired the audit committee. She also previously held a board seat at Horizon Organic Holdings, Inc. (NASDAQ), where she sat on the company's audit committee and compensation committee.

        Ms. Jamison has extensive experience in financial and accounting matters, including public company reporting, as well as corporate governance and public company executive compensation experience, having served as chief financial officer or on the board of directors of many public and private companies. Ms. Jamison also brings key senior management, leadership, financial and strategic planning, corporate governance and public company executive compensation experience to our board of directors.

        Charles F. Marcy, 62, Director:    Charles "Chuck" F. Marcy has been a director since October 2010. Mr. Marcy is currently a principal with Marcy & Partners, Inc., and provides strategic planning and acquisition consulting to companies with a consumer focus. Mr. Marcy served as President and Chief Executive Officer and a member of the Board of Directors of Healthy Food Holdings (HFH), a holding company for branded "better-for-you" foods from 2005 through April 2010. Under Mr. Marcy's guidance, HFH's portfolio included Breyers Yogurt, YoCrunch Yogurt and Van's International Foods. Previously, Mr. Marcy served as President, Chief Executive Officer and a Director of Horizon Organic Holdings, then a publicly traded company listed on the NASDAQ with a leading market position in the organic food business in the United States and the United Kingdom, from 1999 to 2005. Mr. Marcy also previously served as President and Chief Executive officer of the Sealright Corporation, a manufacturer of dairy packaging and packaging systems, from 1995 to 1998. From 1993 to 1995,

Mr. Marcy was President of the Golden Grain Company, a subsidiary of Quaker Oats Company and maker of the Near East brand of all-natural grain-based food products. From 1991 to 1993, Mr. Marcy was President of National Dairy Products Corp., the dairy division of Kraft General Foods. From 1974 to 1991, Mr. Marcy held various senior marketing and strategic planning roles with Sara Lee Corporation and General Foods.

        Mr. Marcy has many years of experience as a chief executive officer and senior executive officer in the food industry. Mr. Marcy brings key senior management, leadership, financial and strategic planning, corporate governance and public company executive compensation experience to our board of directors. Mr. Marcy also has a strong background in packaged foods marketing and has significant experience with organic foods.

        Dennis M. Mullen, 59, Director:    Dennis Mullen has been a director since 2006. Mr. Mullen has been a partner with The Mullen Group, LLC since its formation in 2011. The Mullen Group provides strategic advice regarding economic development and government and community relations. Prior to that, Mr. Mullen served as Chairman, President and Chief Executive Officer of Empire State Development Corporation from June 2009 through February 2011, where he oversaw the statewide operations of New York State's primary economic development agency. During that time he also served as a Commissioner of New York State's Department of Economic Development. From September 2008 to June 2009, Mr. Mullen served as Upstate President of the Empire State Development Corporation, where he oversaw the upstate operations of the agency. From 2005 through August 2008, Mr. Mullen served as President and Chief Executive Officer of Greater Rochester Enterprise, an economic development company. Prior to that, Mr. Mullen was President and Chief Executive Officer of Birds Eye Foods, Inc., a leading manufacturer and marketer of frozen vegetables, and a major processor of other food products, from 1998 to 2005. Mr. Mullen also was a director of Birds Eye Foods from 1996 to 2005, serving as Chairman of the Board from 2002 to 2005. Prior to that, Mr. Mullen held various other leadership positions with Birds Eye Foods and related entities. Prior to employment with Birds Eye Foods, Mr. Mullen was President and Chief Executive Officer of Globe Products Company, Inc. Mr. Mullen currently serves on the board of directors of Foster Farms, a leading poultry producer in the Western United States. He formerly served on the board of directors of the Grocery Manufacturers Association.

        Mr. Mullen has many years of experience as a chief executive officer and senior executive officer in the food industry. Mr. Mullen brings key senior management, leadership, financial and strategic planning, corporate governance and public company executive compensation experience to our board of directors.

        Cheryl M. Palmer, 55, Director:    Cheryl Palmer has been a director since October 2010. Ms. Palmer is a founder and has been the President of Strawberry Hill Associates, LLC, a strategic consulting firm that advises mid-size companies through the development and revitalization of brands, since its formation in 2011. Prior to that, Ms. Palmer served as Corporate Vice President, Revenue & Product Development (Chief Revenue Officer) of Club Quarters, LLC, which operates full service hotels for member organizations in prime, downtown locations, from 2007 to 2011. Previously Ms. Palmer was Vice President, Northeast Zone, for The Gap, from 2005 to 2006. Prior to that Ms. Palmer served in executive leadership positions at The Great Atlantic & Pacific Tea Company (A&P), including as President of the Food Emporium, a specialty food retail division, from 2000 to 2005, and as Senior Vice President, Strategic Marketing of A&P from 1999 to 2000. Prior to joining A&P, Ms. Palmer served as Group Vice President and General Manager Portfolio Leadership for Allied Domecq Spirits & Wines from 1997 to 1999. From 1985 to 1996, Ms. Palmer held various senior marketing and management positions at the Mott's North America and Schweppes USA divisions of Cadbury Beverages, Inc.

        Ms. Palmer has many years of experience as a senior executive officer in the food industry. Ms. Palmer brings key senior management, leadership, financial and strategic planning, corporate governance and executive compensation experience to our board of directors. Ms. Palmer also has a strong background in brand marketing. Ms. Palmer's retail food industry experience brings a fresh perspective to the board.

        Alfred Poe, 64, Director:    Alfred Poe has been a director since 1997. He is currently the Chief Executive Officer of AJA Restaurant Corp., serving as such since 1999. He was the Chief Executive Officer of Superior Nutrition Corporation, a provider of nutrition products, from 1997 to 2002. He was Chairman of the Board and Chief Executive Officer of MenuDirect Corporation, a provider of specialty meals for people on restricted diets, from 1997 to 1999. Mr. Poe was a Corporate Vice President of Campbell's Soup Company from 1991 through 1996. From 1993 through 1996, he was the President of Campbell's Meal Enhancement Group. From 1982 to 1991, Mr. Poe held various positions, including Vice President, Brands Director and Commercial Director with Mars, Inc. Mr. Poe previously served on the board of directors of Centerplate, Inc. (AMEX) and State Street Bank (NYSE).

        Mr. Poe has many years of experience as a chief executive officer and senior executive officer in the packaged foods and food service industries. He has also served on the boards of directors of other public companies. In addition to bringing industry experience, Mr. Poe brings key senior management, leadership, financial and strategic planning, corporate governance and public company executive compensation experience to our board of directors.

Required Vote

        To be elected, each nominee for director must receive the affirmative vote of a majority of the votes cast with respect to such nominee by the holders of the shares of common stock voting in person or by proxy at the annual meeting.

        In February 2013, we amended our bylaws to change the vote standard in uncontested elections of directors from a plurality of the votes cast to a majority of the votes cast. A majority of the votes cast means that the number of votes cast "for" a nominee for director must exceed the number of votes cast "against" that nominee. In contested elections of directors the vote standard will remain a plurality of the votes cast. A contested election is an election in which the number of nominees for director exceeds the number of directors to be elected.

        If a director is not elected, the director is required to promptly tender his or her resignation to our board of directors. Our nominating and governance committee will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. The board of directors will act on the resignation taking into account the recommendation of the nominating and governance committee and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the decisions of the nominating and governance committee or the board of directors that concern such resignation.

Recommendation of the Board of Directors

        The board of directors recommends that the stockholders vote "FOR" each of the board of directors' nominees set forth in Proposal No. 1.

 OUR MANAGEMENT

Executive Officers and Directors

        Our executive officers and directors, their positions and their ages as of March 28, 2013, are as set forth in the table below. Each of our directors holds office until the next annual meeting of our stockholders or until his successor has been elected and qualified. Our executive officers serve at the discretion of the board of directors.

Name	Age	Position
Stephen C. Sherrill	59	Chairman of the Board of Directors
David L. Wenner	63	President, Chief Executive Officer and Director
Robert C. Cantwell	56	Executive Vice President of Finance, Chief Financial Officer and Director
William F. Herbes	58	Executive Vice President of Operations
Vanessa E. Maskal	56	Executive Vice President of Sales and Marketing
William H. Wright	68	Executive Vice President of Quality Assurance and Research & Development
Scott E. Lerner	40	Executive Vice President, General Counsel, Secretary and Chief Compliance Officer
Cynthia T. Jamison	53	Director
Charles F. Marcy	62	Director
Dennis M. Mullen	59	Director
Cheryl M. Palmer	55	Director
Alfred Poe	64	Director

        For a description of the business experience of Messrs. Sherrill, Wenner, Cantwell, Marcy, Mullen and Poe and Mss. Jamison and Palmer, see "Proposal No. 1—Election of Directors."

        William F. Herbes, Executive Vice President of Operations.    Bill Herbes is Executive Vice President of Operations, a position he has held since 2009. Mr. Herbes is responsible for our operations department, including all manufacturing, distribution, supply chain, purchasing and planning functions. Prior to joining B&G Foods, Mr. Herbes gained 24 years experience in operations and supply chain management at Warner Lambert and its successor companies, Pfizer and Cadbury Schweppes. Most recently, Mr. Herbes served as Senior Vice President, Global Supply Chain at Cadbury Schweppes and also worked with leading consumer packaged goods companies as an independent consultant.

        Vanessa E. Maskal, Executive Vice President of Sales and Marketing.    Vanessa Maskal is Executive Vice President of Sales and Marketing. Ms. Maskal first joined B&G Foods in 1999 as Senior Brand Manager and after a brief hiatus returned to the company in 2003 as Director of Direct Store Delivery Sales. Ms. Maskal was promoted to Executive Vice President of Sales in November 2006. Ms. Maskal assumed responsibility for marketing in October 2008. Prior to joining B&G Foods, Ms. Maskal held senior positions at IBC Inc., Drake Bakeries and Whatman Inc.

        William H. Wright, Executive Vice President of Quality Assurance and Research & Development.    William Wright is Executive Vice President of Quality Assurance and Research & Development, a position he has held since February 2010. Mr. Wright joined B&G Foods in 1998 as Vice President of Quality Assurance and Research & Development and also assumed responsibility for Consumer Affairs. Prior to joining B&G Foods, Mr. Wright accumulated 30 years of supervision and management experience in maintenance, manufacturing and operations at Johnson & Johnson and as a plant manager at First Quality Products.

        Scott E. Lerner, Executive Vice President, General Counsel, Secretary and Chief Compliance Officer.    Scott Lerner is Executive Vice President, General Counsel, Secretary and Chief Compliance Officer. Mr. Lerner joined our company in 2005 as Vice President, General Counsel and Secretary. In 2006, Mr. Lerner was promoted to Executive Vice President and in 2009 he was given the added responsibility of being our Chief Compliance Officer, a then newly created position. From 1997 to 2005, Mr. Lerner was an associate in the corporate & securities and mergers & acquisitions practice groups at the international law firm Dechert LLP.

COMPENSATION DISCUSSION AND ANALYSIS

        The following Compensation Discussion and Analysis contains statements regarding historical and future company performance targets or goals. We have disclosed these targets or goals in the limited context of B&G Foods' compensation programs and they should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

 Introduction

        In the paragraphs that follow, we will give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Following this section you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2012 to our chief executive officer, chief financial officer, and our next three most highly compensated executive officers. Throughout this proxy statement we refer to these individuals as our "named executive officers." The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Executive Summary

        The primary objective of our executive compensation program is to provide compensation designed to:

  •
  attract, motivate and retain executive officers of outstanding ability and potential;

  •
  reinforce the execution of our business strategy and the achievement of our business objectives; and

  •
  align the interests of our executive officers with the interests of our stockholders, with the ultimate objective of improving stockholder value.

        The compensation committee aims to provide incentives for superior performance in a given year and over a sustained period by paying fair, reasonable and competitive compensation, and by basing a significant portion of our target compensation package upon achieving that performance (i.e., "pay for performance").

        We also aim for simplicity in our compensation program so that it is easy for our employees and our stockholders to understand the various components of our compensation program and the incentives designed to drive company performance. The three primary components of our executive compensation program are base salary, annual cash bonus and equity-based performance share long-term incentive awards.

        We believe that the compensation program has been instrumental in helping the company achieve strong financial performance and shareholder value in 2012 as evidenced by the following:

  •
  Net sales increased to $633.8 million, an increase of 16.5% over prior year;

  •
  Net income increased to $59.3 million, an increase of 17.9% over prior year;

  •
  Diluted earnings per share increased to $1.20, an increase of 15.4% over prior year;

  •
  Adjusted EBITDA(1) increased to $169.0 million, an increase of 28.9% over prior year;

(1)
Adjusted EBITDA is a "non-GAAP (Generally Accepted Accounting Principles) financial measure." Please see the discussion within the footnotes to Item 6, "Selected Financial Data" in our Annual Report on Form 10-K filed with the SEC on February 26, 2013 for a more detailed discussion of adjusted EBTIDA and a reconciliation of adjusted EBITDA with the most directly comparable GAAP measure for fiscal 2012, along with the components of adjusted EBITDA.

  •
  Our market capitalization increased to $1.5 billion at year end, an increase of 26.4% over prior year;

  •
  Total stockholder return (assuming reinvestment of dividends) over the prior 1-, 2- and 3-year periods was 24.7%, 128.3% and 262.5% respectively; and

  •
  We were able to announce two quarterly dividend increases during fiscal 2012, which collectively increased the dividend from $0.23 to $0.29 per share, a 26.1% increase.

Results of 2012's "Say on Pay" Vote

        At B&G Foods' annual meeting of stockholders held on May 15, 2012, the stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2012 proxy statement by greater than 95% of the votes cast. The current compensation program and policies do not deviate in any material way from those approved at last year's annual meeting of the stockholders.

Role of the Compensation Committee

        The compensation committee of our board of directors is responsible for setting and administering the policies that govern salary, annual bonus, long-term incentive programs and other compensation and benefits for our executive officers. The compensation committee oversees various executive and employee compensation plans and programs, and it has responsibility for continually monitoring these plans and programs to ensure that they adhere to our company's compensation philosophy and objectives. Our compensation committee determines the appropriate compensation levels of executives, evaluates officer and director compensation plans, policies and programs, and reviews benefit plans for officers and employees. Our compensation committee ensures that the total compensation paid to our named executive officers is fair, reasonable and competitive, and that a significant portion of the total compensation is tied to our company's annual and long-term performance.

        The compensation committee's charter reflects the above-mentioned responsibilities, and the compensation committee and the board of directors periodically review and revise the charter. The compensation committee currently consists of three directors, each of whom was determined by our company's board of directors to be "independent" as defined by the listing standards of the New York Stock Exchange. No member of the compensation committee is a current or former officer or employee of our company. Mr. Poe, the chairman of our compensation committee, reports on compensation committee actions and recommendations at each board meeting.

        The compensation committee has the authority to engage the services of outside advisers, experts and others to assist the compensation committee, and believes that it is important to do so from time to time. See "Peer Group Surveys" below.

Role of our Chief Executive Officer in Compensation Decisions

        Regarding most compensation matters, including executive compensation and our annual and long-term incentive plans, our chief executive officer provides recommendations to the compensation committee; however, the compensation committee does not delegate any of its functions to others in setting compensation for our named executive officers and directors.

        The compensation committee makes all compensation decisions for the named executive officers. The compensation committee annually evaluates the performance of, and determines the compensation of, our chief executive officer based upon a combination of the achievement of corporate goals and individual performance. The compensation committee bases its evaluation in large part upon the annual evaluation of our chief executive officer performed by our nominating and governance committee, which is the committee that has primary responsibility for evaluating the performance of our chief executive officer. As part of its performance review process, the nominating and governance committee solicits the input of the full board of directors. Our chief executive officer annually reviews the performance of the other executive officers. The conclusions reached by our chief executive officer and recommendations based on these reviews, including with respect to salary adjustments and incentive plan award amounts for the other executive officers, are presented to the compensation committee. The compensation committee then exercises its discretion in modifying any recommended adjustments or awards. The chief executive officer does not participate in the decision making regarding his own compensation and is not present when his compensation is discussed. Our compensation committee reports the compensation decisions it has made with respect to our chief executive officer and each of the other named executive officers to the board of directors.

Peer Group Surveys

        Our compensation committee does not use surveys of compensation paid to similar executives in order to determine annual and long-term compensation for our named executive officers. However, in light of the compensation objectives described above, the compensation committee does from time to time review peer group surveys as an independent measure to ensure that the compensation being set is fair, reasonable and competitive.

        During fiscal 2011, the compensation committee engaged Meridian Compensation Partners, an independent executive compensation consulting firm, outside global human resources consulting firm, to prepare a peer group compensation survey based upon publicly available information prior to setting fiscal 2012 compensation for our executive officers. Meridian Compensation Partners did not perform any non-executive compensation consulting services for our company during the last fiscal year or during any other year.

        The peer group included the companies listed below. The compensation committee did not review a peer group survey prior to setting fiscal 2013 compensation.

Diamond Foods, Inc.	McCormick & Co., Inc.
Farmer Brothers Co.	Ralcorp Holdings, Inc.
Flowers Foods, Inc.	John B. Sanfilippo & Son, Inc.
Green Mountain Coffee Roasters, Inc.	Seneca Foods Corp.
Hain Celestial Group, Inc.	Smart Balance, Inc.
J&J Snack Foods Corp.	Snyder's-Lance, Inc.
Lancaster Colony Corp.	Treehouse Foods, Inc.

Components of Executive Compensation

        Consistent with its pay for performance philosophy, the compensation committee believes that it is important to place a greater percentage of executives' and senior managers' compensation at risk than that of non-executives and non-senior managers by tying executives' and senior managers' compensation directly to the performance of B&G Foods. Accordingly, as set forth in the charts below a significant portion of executive compensation consists of annual bonuses and long-term incentives linked to the performance of the company.

Base Salaries

        We have entered into employment agreements with all of our named executive officers. The current base salaries for our named executive officers are set forth below in the footnotes to the summary compensation table. For each of these executive officers, including our chief executive officer, the executive officer's base salary is subject to annual increase at the discretion of the compensation committee. Adjustments to base salary are based upon the executive officer's past performance, expected future contributions, and scope and nature of responsibilities, including changes in responsibilities. As discussed above, the compensation committee also from time to time reviews peer group surveys as an independent measure to ensure that any adjustments are fair, reasonable and competitive.

Performance-Based Awards

        In order to align the interests of our stockholders with our compensation plans, we tie significant portions of our named executive officers' compensation to our annual and long-term financial and operating performance. Our performance-based awards are comprised of an annual incentive cash award and long-term incentive equity awards. The compensation committee's philosophy is that if our performance exceeds our internal targets and budgets, named executive officers can expect the level of their compensation to reflect that achievement. On the other hand, if our financial performance falls below these expectations, our approach is that named executive officers can expect their compensation to be adversely affected.

        Our incentive award programs each use one of the two performance measures listed below:

  •
  Adjusted EBITDA.  Historically, the compensation committee has chosen adjusted EBITDA (which we define as net income before net interest expense, income taxes, depreciation and amortization, and loss on extinguishment of debt (EBITDA), as adjusted for certain other items, including acquisition-related transaction costs) as the target performance objective for the payment of awards under our annual bonus plan.

    The compensation committee has selected adjusted EBITDA as the relevant company goal because the compensation committee believes that adjusted EBITDA growth most closely reflects operating performance and is consistent with the overall goals and long-term strategic direction that the board of directors has set for our company. Further, adjusted EBITDA growth is closely related to or reflective of our company's financial and operational improvements, ability to generate cash flow from operations, growth and return to stockholders. We believe that adjusted EBITDA is helpful in assessing the overall performance of our business, and is helpful in highlighting trends in our overall business because the items excluded in calculating adjusted EBITDA have little or no bearing on our day-to-day operating performance. Adjusted EBITDA is an important non-GAAP valuation tool that potential investors use to measure our profitability against other companies in our industry.

  •
  Excess Cash.  Our compensation committee has chosen "excess cash" as the measure for determining performance share long-term incentive awards under the 2008 Omnibus Plan. Excess cash is calculated as adjusted EBITDA before taking into account accruals for any long-term equity incentive awards and other stock-based compensation, minus the sum of cash interest payments, cash income tax payments, capital expenditures, dividends paid and payments for tax withholding on behalf of employees for net share withholding. Excess cash as we define it for purposes of our incentive awards differs from the definition of the term in our financing agreements because, as used for purposes of our incentive awards, excess cash is reduced by the amount of dividends we pay but excludes the impact of certain debt repayments. We believe that excess cash is an important measure in analyzing our liquidity, including our ability to continue returning an above-average dividend to our stockholders, and our ability to execute on strategic opportunities and deliver stockholder value. Further, the compensation committee believes that excess cash performance targets encourage management to actively pursue acquisitions that are meaningfully accretive to our cash flows.

    Beginning with the 2010 to 2012 performance share long-term incentive awards, the compensation committee re-defined "dividends paid" to effectively eliminate any positive or negative effect of any increases or decreases in the dividend rate from the dividend rate in effect at the time the excess cash performance goal is set. The compensation committee believes that the achievement of the excess cash performance goals should not be made harder for management to achieve in the event the board of directors decides to increase the current dividend rate and likewise should not be made easier for management to achieve in the event the board of directors decides to reduce the current dividend rate.

        Adjusted EBITDA and excess cash targets for a given year are determined by the compensation committee based upon recommendations from and discussions with management, a review of current economic conditions and recent acquisition activity. Factors used by the compensation committee in setting adjusted EBITDA and excess cash targets include, among others, the following:

  •
  reasonable growth expectations taking into account a variety of circumstances faced by our company;

  •
  market conditions, including the related impact on cost and our ability to offset any cost increases with pricing increases or other cost savings measures; and

  •
  prior fiscal year adjusted EBITDA and excess cash.

        Neither adjusted EBITDA nor excess cash is a term defined under U.S. generally accepted accounting principles (GAAP).

        After the compensation committee reviews the final full year financial results of our company, the compensation committee approves performance based awards for completed performance periods. Performance based awards are generally paid in cash or stock, as applicable, in February.

Annual Bonus Plan

        The compensation committee believes that a portion of an executive officer's compensation should be tied to the achievement of the company's performance goals in the form of an annual non-equity incentive cash bonus, in order to reward performance and overall company success. B&G Foods' annual bonus plan provides for annual cash incentive awards to be made to our executive officers and senior managers upon our company's attainment of pre-set adjusted EBITDA objectives. However, no annual bonuses are paid unless excess cash for the fiscal year is positive. Adjusted EBITDA targets under the annual bonus plan may be reset periodically within a fiscal year by the compensation committee to take into account acquisitions and other unplanned events. Executives generally must be employed on the last day of a plan year to receive an annual bonus award, however, the compensation committee, at its discretion, may prorate awards in the event of certain circumstances such as the executive's promotion, demotion, death or retirement.

        The amount of the annual award to each executive is based upon a percentage of the executive's or senior manager's annualized base salary, with such percentage varying depending upon the level of adjusted EBITDA as compared to threshold, target and maximum adjusted EBITDA performance objectives as set forth in the table below. Beginning with the 2012 annual bonus plan, the compensation committee significantly increased the level of difficulty to achieve the threshold, target and maximum performance objectives. In recognition of the increased performance expectations, the committee also increased the target bonus award from 50% of a full bonus to 85% of a full bonus. The maximum bonus award as a percentage of salary has not been increased.

	Annual Bonus Award as a Percentage of Base Salary
Name	Threshold (No Bonus)	Target (85% Bonus)	Maximum (Full Bonus)
David L. Wenner	0%	85%	100%
Robert C. Cantwell	0%	60%	70%
Vanessa E. Maskal	0%	60%	70%
Scott E. Lerner	0%	60%	70%
William F. Herbes	0%	60%	70%

        The fiscal 2012 adjusted EBITDA threshold, target and maximum performance objectives were $162.3 million, $167.3 million and $172.3 million. Our company's fiscal 2012 adjusted EBITDA of $169.0 million was between the target and maximum adjusted EBITDA objective. Therefore, as reflected in the non-equity incentive plan compensation column in the summary compensation table below, the named executive officers received 90% of full bonus awards under the annual bonus plan for fiscal 2012.

Long-Term Incentive Compensation

        Our long-term incentive compensation program is designed to promote a balanced focus on driving performance, retaining talent and aligning the interests of our executives with those of our other stockholders. The 2008 Omnibus Plan authorizes the grant of performance share awards, restricted stock, options, stock appreciation rights, deferred stock, stock units and cash-based awards to employees, non-employee directors and consultants. Subject to adjustment as provided in the plan, the total number of shares of common stock available for awards under the plan is 4,500,000. As of the date of this proxy statement, 1,577,976 shares of common stock have been issued under the plan and 2,922,024 shares remain available for issuance.

        Performance Share Awards.    Beginning in 2008, our compensation committee has made annual grants of performance share long-term incentive awards (LTIAs) to our named executive officers and certain other members of senior management. The LTIAs entitle the participants to earn shares of common stock upon the attainment of certain performance goals over the applicable performance period. The LTIAs currently have three-year cumulative performance periods.

        The awards are settled in shares of common stock based upon our performance over the applicable performance period. The performance metric for the LTIAs is "excess cash" (as defined above). The LTIAs each have a threshold, target and maximum payout. If our performance meets or exceeds the performance threshold, then a varying amount of shares from the threshold amount (50% of the target number of shares) up to the maximum amount (300% of the target number of shares) may be earned. No shares are earned if the performance threshold is not met. Beginning with the 2012 to 2014 LTIAs granted in February 2012, the compensation committee reduced the maximum number of shares that may be earned from 300% of the target number of shares to 200% of the target number of shares.

        The compensation committee believes that the performance share LTIAs align the interests of our named executive officers with the interests of our stockholders because the number of shares earned is tied to the achievement of the company's long-term financial goals. In addition, the potential value of those shares if and when issued at the end of the performance period will depend on the price of our common stock at the end of the performance period.

        The number of shares that may be earned by each executive officer and senior manager is based upon a percentage of his or her base salary. For each of our named executive officers, the grant date fair market value of the number of shares that may be earned upon satisfaction of the threshold, target and maximum performance objectives are equal to the following percentages of annualized base salary:

	2011 to 2013 and Prior Performance Share LTIAs as a Percentage of Base Salary Based upon Grant Date Fair Market Value			2012 to 2014 and 2013 to 2015 Performance Share LTIAs as a Percentage of Base Salary Based upon Grant Date Fair Market Value
Name	Threshold	Target	Maximum	Threshold	Target	Maximum
David L. Wenner	50%	100%	300%	50%	100%	200%
Robert C. Cantwell	37.5%	75%	225%	37.5%	75%	150%
Vanessa E. Maskal	25%	50%	150%	25%	50%	100%
Scott E. Lerner	25%	50%	150%	25%	50%	100%
William F. Herbes	25%	50%	150%	25%	50%	100%

        Because the number of shares that may be earned by each participant from threshold to maximum is determined at the beginning of the performance period based upon the price of our common stock at the date of grant of the performance share LTIA, the value of the award at the end of the performance period will depend not only upon the level at which the performance goals have been achieved but will also depend on the price of our common stock at the end of the performance period when the shares of common stock are actually issued to the participants.

        For example, for any given three-year LTIA performance period, it is intended that our chief executive officer will receive an award at the end of the applicable three-year performance period with a value equal to 100% of his or her base salary at of the beginning of the performance period if we meet our target excess cash objective for the three-year performance period. However, if over the three-year performance period we meet the performance objective at the target level but our stock price decreases by 50% over that three-year period, the value of the award decreases by 50% as compared to the grant date value. Likewise, if over that three-year performance period we meet the performance objective at the target level but our stock price increases by 50% over that three-year period, the value of the award increases by 50% as compared to the grant date value.

        Performance Objectives for the Performance Period Ending in Fiscal 2012.    Fiscal 2012 was the third and final year of the 2010 to 2012 LTIA performance period. As reflected in the table below actual cumulative excess cash (as defined above) for fiscal 2010 to 2012 exceeded the maximum performance objective. As a result, shares of common stock were earned at the maximum level and were issued to all eligible plan participants, including the named executive officers, in February 2013. A summary of the shares of common stock awarded to the named executive officers, the value realized on vesting of those awards, the number of shares withheld to cover withholding taxes and the net number of shares received can be found in the "Option Exercises and Stock Vested for Fiscal 2012" table on pages 32 to 33.

		Excess Cash Objective
					Actual Excess Cash
	Performance Period	Threshold	Target	Maximum
2010 to 2012 LTIAs	Fiscal 2010 to 2012	$51,710,500	$58,443,000	$80,943,000	$134,958,000

        Performance Objectives for Performance Periods Ending after Fiscal 2012.    The compensation committee established the following objectives for LTIAs covering performance periods ending after fiscal 2012:

		Cumulative Excess Cash Objective
	Performance Period	Threshold	Target	Maximum
2011 to 2013 LTIAs	Fiscal 2011 to 2013	$67,901,400	$75,446,000	$100,000,000
2012 to 2014 LTIAs	Fiscal 2012 to 2014	$116,672,400	$129,636,000	$168,526,800
2013 to 2015 LTIAs	Fiscal 2013 to 2015	$124,079,400	$137,866,000	$182,866,000

        Shares of common stock in respect of the 2011 to 2013 LTIAs, 2012 to 2014 LTIAs and 2013 to 2015 LTIAs will be issued in February 2014, 2015 and 2016, respectively, in each case subject to the performance goals for the applicable performance period being certified by our compensation committee as having been achieved.

        In general, participants must remain an employee of B&G Foods until the end of the applicable performance period in order to be entitled to any payment pursuant to LTIAs, except that in the case of separation from service due to termination without cause, retirement at age 62 or older, or death or disability, then after the performance period, the participant (or in the event of death, his or her estate) will be entitled to a pro rata portion of the number of performance shares, if any, the participant would have received had the participant remained employed until the end of the performance period. The pro rata portion will be based on the number of full months in the performance period during which the participant was employed as compared to the total number of months in the performance period. Also, in the case of a change of control (as defined in the 2008 Omnibus Plan) during a performance period, LTIAs will terminate. However, upon the change in control, participants will be entitled to receive a pro rata portion of the shares of common stock with respect to the target number of performance shares covered by the LTIAs without regard to the extent to which the performance conditions have been satisfied. The pro rata portion will be based upon the number of full months in the applicable performance period preceding the change in control as compared to the number of months in the performance period.

Other Compensation and Benefits

        Benefits offered to executive officers serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with our company. Benefits offered to executive officers are the same as those offered to the general employee population, except for the automobile allowance provided to the executive officers.

        Executive officers are entitled to participate in the company's defined benefit pension plan. In addition, under the company's 401(k) plan, B&G Foods makes a 50% matching contribution with respect to each participant's elective contributions, up to six percent of such participant's compensation (provided that for fiscal 2012, matching contributions were based only on the first $250,000 of such participant's compensation). Matching contributions become fully vested after five years of employment with the company.

Executive Severance and Change in Control Severance Benefits

        For a discussion of executive severance and change in control severance benefits, our rationale for offering those benefits and the triggers for payments, see "Management Employment Agreements—Severance Benefits" below.

Chief Executive Officer Compensation

        The compensation committee remains responsible for reviewing and approving the corporate goals and objectives relevant to our chief executive officer's compensation and evaluating our chief executive officer's performance in light of those goals and objectives. Mr. Wenner has served as our President and Chief Executive Officer since March 1993. Mr. Wenner's compensation during fiscal 2012 was based upon his employment agreement and the other factors set forth above under "Components of Executive Compensation."

Accounting and Tax Considerations

        Financial reporting and income tax consequences to our company of individual compensation elements are important considerations for our compensation committee when it is analyzing the overall level of compensation and the mix of compensation. Overall, the compensation committee seeks to balance its objective of ensuring a fair, reasonable and competitive compensation package for our named executive officers with the need to ensure the deductibility of compensation—while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

        Section 162(m) of the Internal Revenue Code of 1986, as amended limits the deduction that may be claimed by a public company for compensation paid to certain executive officers to $1 million except to the extent that any excess compensation is "performance-based compensation," as defined by the Code. To the extent that it is practicable and consistent with our company's executive compensation philosophy, the compensation committee intends to design our executive compensation policy to maximize the deductibility of such compensation under Section 162(m). However, if compliance with Section 162(m) conflicts with the compensation philosophy, is determined not to be in the best interest of our stockholders or the amount of the loss of deductibility is deemed to be not material, the compensation committee will abide by its compensation philosophy even if it results in a loss of deductibility. Through fiscal 2012, Section 162(m) has not materially affected our tax deductions, and the compensation committee believes that, at the present time, it is unlikely that compensation paid to any of our executive officers in a taxable year that is subject to the deduction limit will exceed $1 million to an extent that would materially affect our tax deductions.

Executive Compensation Clawback Policy

        B&G Foods does not currently have an executive compensation clawback policy. However, the compensation committee plans to adopt a clawback policy after the SEC issues final rules implementing the clawback provisions set forth in the Dodd-Frank Wall Street Reform and Consumer Protection Act. As of the date of this proxy statement, the SEC has not yet made a preliminary or final rule proposal.

Stock Ownership Guidelines

        In February 2012, our board of directors adopted stock ownership guidelines for our non-employee directors to further align the interests of our non-employee directors with the interests of our stockholders. Each non-employee director is required to own our common stock in an amount equal to three times his or her annual cash retainer. Non-employee directors are required to achieve the relevant ownership threshold within five years after first becoming subject to the guidelines. If there is a significant decline in our stock price that causes a non-employee director's holdings to fall below the applicable threshold, the director will not be required to purchase additional shares to meet the threshold, but such director may not sell or transfer any shares until the threshold has again been achieved. Our nominating and governance committee plans to review these guidelines on an annual basis.

        Although, our company does not currently have stock ownership guidelines for our executive officers, we encourage all of our executive officers to hold a significant amount of company stock and promote this goal through our long-term incentive awards. At this time, given the significant amount of company stock held by our executive officers and the nature of our long-term incentive awards, which increase or decrease in value during each performance period as our stock price increases or decreases, we believe that the interests of our executives are properly aligned with those of our other stockholders. If over time this situation changes, our board of directors will reevaluate the need for stock ownership guidelines. The table below illustrates the significant stock ownership of our named executive officers.

Name	Ratio of Stock Ownership to Base Salary(1)
David L. Wenner	33.9
Robert C. Cantwell	16.5
Vanessa E. Maskal	10.5
Scott E. Lerner	5.9
William F. Herbes	2.7

(1)
As of March 15, 2013.

Anti-Hedging Policy

        To prevent speculation or hedging, our insider trading policy prohibits our named executive officers (and our directors and all other employees) from engaging in short sales of our company's stock. Company policy also prohibits our directors, executive officers and certain other employees from purchasing or selling any financial instrument that is designed to hedge or offset any decrease in the market value of our company's stock, including prepaid variable forward contracts, equity swaps, collars and other derivative securities that are directly linked to our company's stock. All other employees are discouraged from entering into hedging transactions related to company stock. In addition, our insider trading policy prohibits all directors, executive officers and all other employees from purchasing company securities on margin, holding company securities in a margin account or pledging company securities.

Compensation Committee Interlocks and Insider Participation

        No member of the compensation committee is now, or was during fiscal 2012 or at any time prior thereto, an officer or employee of our company or any of our subsidiaries. In addition, no member of the compensation committee had any relationship with the company that would require disclosure under the applicable rules of the SEC pertaining to the disclosure of transactions with related persons. None of the executive officers of our company currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on our board of directors or compensation committee.

 REPORT OF THE COMPENSATION COMMITTEE

        The compensation committee of the board of directors of B&G Foods has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by referenced into the company's Annual Report on Form 10-K for fiscal 2012. This report is provided by the following independent directors, who comprise the committee.

Compensation Committee Alfred Poe, Chairperson Cynthia T. Jamison Charles F. Marcy

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information with respect to annual and long-term compensation for services in all capacities for fiscal 2012, 2011 and 2010 paid to our named executive officers.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
David L. Wenner	2012	$531,000	$458,423	$477,900	$64,597	$17,500	$1,549,420
President and Chief Executive Officer	2011	513,000	424,080	513,000	148,243	17,350	1,615,673
	2010	489,670	1,182,625	493,000	102,704	17,350	2,285,349
Robert C. Cantwell	2012	$377,000	$244,100	$237,510	$114,183	$17,500	$990,293
Executive Vice President of Finance	2011	366,000	226,918	256,200	173,696	17,350	1,040,164
and Chief Financial Officer	2010	352,000	207,160	246,400	87,023	17,350	909,933
Vanessa E. Maskal	2012	$288,000	$124,318	$181,440	$66,866	$17,500	$678,124
Executive Vice President of Sales	2011	278,000	114,902	194,600	96,671	17,350	701,523
and Marketing	2010	267,000	104,757	186,900	52,966	17,350	628,973
Scott E. Lerner	2012	$296,000	$127,756	$186,480	$32,729	$17,332	$660,297
Executive Vice President,	2011	286,000	118,212	200,200	38,716	17,350	660,478
General Counsel, Secretary and	2010	275,000	107,892	192,500	14,902	16,695	606,989
Chief Compliance Officer
William F. Herbes	2012	$282,000	$121,715	$177,660	$38,204	$17,500	$637,079
Executive Vice President of Operations	2011	273,000	112,829	191,100	35,693	17,350	629,972
	2010	262,500	627,993	183,750	30,830	12,201	1,117,274

(1)
The current base salary as of the date of this proxy statement for each named executive officer who currently serves as an executive officer is as follows: Mr. Wenner, $550,000; Mr. Cantwell, $390,000; Ms. Maskal, $296,500; Mr. Lerner, $306,000; and Mr. Herbes, $291,500.

(2)
Except as noted below in footnote (3), the "stock awards" column sets forth, for a given year, the aggregate grant date fair value of performance share LTIAs granted in that year reduced by the present value of expected dividends using the risk-free interest-rate (as the award holders are not entitled to dividends or dividend equivalents during the vesting period) computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718 based upon the probable outcome (as of the grant date) of the applicable performance conditions. The amounts reported in the "stock awards" column are generally consistent with the estimate of aggregate compensation expense expected to be recognized by B&G Foods for the named executive officers over the performance period determined as of the grant date under FASB Topic 718, excluding the effect of forfeitures. A discussion of the assumptions used in calculating the grant date fair value and estimate of aggregate compensation expense is set forth in Note 13 of the notes to our consolidated financial statements in our 2012 annual report.

Assuming that maximum performance goals were met, the value of the awards at date of grant, or in certain cases, deemed date of grant (calculated in accordance with FASB ASC Topic 718 as set forth above), would have been as follows: 2010—Mr. Wenner, $1,956,342; Mr. Cantwell, $621,480; Ms. Maskal $314,272; Mr. Lerner, $323,676 and Mr. Herbes, $833,979; and 2011—Mr. Wenner, $1,272,240; Mr. Cantwell, $680,754; Ms. Maskal $344,706; Mr. Lerner, $354,637 and Mr. Herbes, $338,487; and 2012—Mr. Wenner, $916,846; Mr. Cantwell, $488,201; Ms. Maskal $248,636; Mr. Lerner, $255,511 and Mr. Herbes, $243,429. For 2009, includes the 2009 to 2011 LTIAs. For 2010, includes the 2010 to 2012 LTIAs. For Mr. Wenner, 2010 also includes a portion of his 2009 to 2011 LTIAs. For Mr. Herbes, 2010 also includes 2009 to 2010 and 2009 to 2011 discretionary bonus awards. See footnote (3) below. For 2011, includes the 2011 to 2013 LTIAs. For 2012, includes the 2012 to 2014 LTIAs.

The amounts listed in the "stock awards" column and in this footnote do not reflect the value of common stock actually received by the named executive officers, whether the named executive officer will actually realize a financial benefit from the awards, or the potential value to the named executive officer of the awards that may be earned. Whether, and to what extent, the named executive officers ultimately realize value will depend on many factors, including the actual performance of the company, the price of our common stock when and if shares are actually issued and the named executive officers' continued employment. For more details on performance share LTIA and discretionary bonus grants in 2012, see the Grants of Plan-Based Awards in Fiscal 2012 table below. Additional information regarding performance share LTIAs and discretionary bonuses granted in 2011 and 2012 that are still outstanding can be found in the table Outstanding Equity Awards at 2012 Fiscal Year End table below.

(3)
In addition to 2010 to 2012 LTIAs, the "stock awards" column for 2010 for Mr. Herbes also includes discretionary bonus awards granted to him during 2010 for the 2009 to 2010 and 2009 to 2011 performance periods. The discretionary awards were denominated in dollars but payable in shares of common stock or cash at the discretion of the compensation committee. The awards for 2009 to 2010 and 2009 to 2011 were in fact paid to Mr. Herbes in shares of common stock in February 2011 and February 2012, respectively, by dividing the dollar value of the award by the closing price of the common stock on the trading day before the release date. Because Mr. Herbes did not join B&G Foods until mid-year 2009, he was not eligible for 2008 to 2010 or 2009 to 2011 LTIAs. The 2008 to 2010 and 2009 to 2011 discretionary bonus awards granted to Mr. Herbes were intended to reward Mr. Herbes' for his strong contributions to B&G Foods since his arrival, including to our company's expected achievement of the maximum excess cash objectives set forth in the 2008 to 2010 and 2009 to 2011 LTIAs. Although SEC rules require the entire expected compensation expense relating to the 2008 to 2010 and 2009 to 2011 discretionary bonus awards be included in Mr. Herbes' stock awards total for 2010, the awards were paid in 2011 and 2012.

(4)
The amounts shown in this column represent payments made under annual bonus plans. Bonuses listed in this column as being earned in 2010 were actually paid in March 2011, bonuses listed in this column as being earned in 2011 were actually paid in February 2012 and bonuses listed in this column as being earned in 2012 were actually paid in February 2013.

(5)
Represents the aggregate change in pension value of the named executive officer's accumulated benefit under our defined benefit pension plan. See the pension benefits table on page 36 for additional information, including the present value assumptions used in this calculation. We do not have any non-qualified deferred compensation plans.

(6)
The amounts shown in this column include automobile allowances and our company's matching contributions to our 401(k) plan. In accordance with SEC rules, the compensation in the table omits information regarding group life, health, hospitalization and medical reimbursement plans that do not discriminate in scope, terms or operation, in favor of executive officers or directors of B&G Foods and that are available generally to all salaried employees.

The following table describes each component of the "all other compensation" column.

Name	Year	Matching Contributions to 401(k) Plan	Automobile Allowance(A)	Total
David L. Wenner	2012	$7,500	$10,000	$17,500
	2011	$7,350	$10,000	$17,350
	2010	$7,350	$10,000	$17,350
Robert C. Cantwell	2012	$7,500	$10,000	$17,500
	2011	$7,350	$10,000	$17,350
	2010	$7,350	$10,000	$17,350
Vanessa E. Maskal	2012	$7,500	$10,000	$17,500
	2011	$7,350	$10,000	$17,350
	2010	$7,350	$10,000	$17,350
Scott E. Lerner	2012	$7,332	$10,000	$17,332
	2011	$7,350	$10,000	$17,350
	2010	$6,695	$10,000	$16,695
William F. Herbes	2012	$7,500	$10,000	$17,500
	2011	$7,350	$10,000	$17,350
	2010	$2,201	$10,000	$12,201

(A)
The amount shown reflects an unrestricted automobile allowance that is fully taxable to the officer.

Grants of Plan Based Awards in Fiscal 2012

        The following table sets forth information about non-equity and equity awards granted to the named executive officers in fiscal 2012.

								All Other Stock Awards: Number of Shares of Stock or Units (# of shares)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of shares)	Target (# of shares)	Maximum (# of shares)
David L. Wenner
2012 Annual Bonus Plan(1)	N/A	—	$451,350	$531,000
2012 - 2014 LTIAs	2/14/2012				11,269	22,538	45,076	—	$458,423
Robert C. Cantwell
2012 Annual Bonus Plan(1)	N/A	—	$226,200	$263,900
2012 - 2014 LTIAs	2/14/2012				6,000	12,001	24,002	—	$244,100
Vanessa E. Maskal
2012 Annual Bonus Plan(1)	N/A	—	$172,800	$201,600
2012 - 2014 LTIAs	2/14/2012				3,056	6,112	12,224	—	$124,318
Scott E. Lerner
2012 Annual Bonus Plan(1)	N/A	—	$177,600	$207,200
2012 - 2014 LTIAs	2/14/2012				3,140	6,281	12,562	—	$127,756
William F. Herbes
2012 Annual Bonus Plan(1)	N/A	—	$169,200	$197,400
2012 - 2014 LTIAs	2/14/2012				2,992	5,984	11,968	—	$121,715

(1)
Shows the potential value of the payout for the named executive officer under our annual bonus plan for fiscal 2012 if the threshold, target or maximum adjusted EBITDA objective is satisfied. The potential payouts are performance-driven and therefore completely at risk. As reflected in the footnote to the non-equity incentive plan compensation column in the summary compensation table, awards were earned under the 2012 annual bonus plan at 90% of the maximum level and were paid to the named executive officers in February 2013.

(2)
The values included in this column reflect the grant date fair value of the performance share LTIAs reduced by the present value of expected dividends using the risk-free interest-rate (as the award holders are not entitled to dividends or dividend equivalents during the vesting period) computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718 based upon the probable outcome (as of the grant date) of the applicable performance conditions. The amounts reported in this column are generally consistent with the estimate of aggregate compensation expense expected to be recognized by B&G Foods for the named executive officers over the performance period determined as of the grant date under FASB Topic 718, excluding the effect of forfeitures. A discussion of the assumptions used in calculating the grant date fair value and estimate of aggregate compensation expense is set forth in Note 13 of the notes to our consolidated financial statements in our 2012 annual report.

The amounts listed in this column do not reflect whether the named executive officer will actually realize a financial benefit from the awards, or the potential value to the named executive officer of the awards that may be earned. Whether, and to what extent, the named executive officers ultimately realize value will depend on many factors, including the actual performance of the company, the price of our common stock when and if shares are actually issued and the named executive officers' continued employment.

 Outstanding Equity Awards at 2012 Fiscal Year-End

        The following table provides information on the outstanding equity awards held by the named executive officers as of December 29, 2012. None of the named executive officers held any option awards at December 29, 2012.

	Stock Awards(1)
Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Performance Period	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(2) ($)
David L. Wenner			2011 to 2013	108,000	$2,980,800
			2012 to 2014	45,076	$1,244,098
Robert C. Cantwell			2011 to 2013	57,789	$1,594,976
			2012 to 2014	24,002	$662,455
Vanessa E. Maskal			2011 to 2013	29,262	$807,631
			2012 to 2014	12,224	$337,382
Scott E. Lerner			2011 to 2013	30,105	$830,898
			2012 to 2014	12,562	$346,711
William F. Herbes			2011 to 2013	28,734	$793,058
			2012 to 2014	11,968	$330,317

(1)
Does not include shares of common stock for 2010 to 2012 performance share LTIAs, which had vested at the end of fiscal 2012 subject to confirmation by the compensation committee that the performance goal had been satisfied. Following such confirmation, shares of common stock for the 2010 to 2012 performance share LTIAs were paid in February 2013, and are reflected below in the "Option Exercises and Stock Vested in Fiscal 2012" table.

(2)
These columns show the number of shares of common stock each named executive officer would receive under each grant of performance shares LTIAs, assuming that the financial targets associated with each award are achieved at the maximum level (i.e., 300% of target for 2011 to 2013 LTIAs and 200% of target for 2012 to 2014 LTIAs), and the dollar value of those shares based on the closing market price of the company's common stock of $27.60 per share on December 28, 2012 (the last business day of fiscal 2012). The awards vest at the end of the applicable performance period, subject to confirmation by the compensation committee that the applicable performance goals have been satisfied.

As noted in the Compensation Discussion and Analysis section of this proxy statement, the number of shares that may be earned by each named executive officer from threshold to maximum is determined at the beginning of the performance period based upon the price of our common stock at the date of grant of the performance share LTIA. Therefore, the value of the award at the end of the performance period will depend not only upon the level at which the performance goals have been achieved but will also depend on the price of our common stock at the end of the performance period when the shares of common stock are actually issued to the participants. As a result, a substantial portion of the value of the potential awards as of the end of fiscal 2012 set forth in the last column of this table is attributable to the 93.7% increase in our stock price from the date of grant of the 2011 to 2013 LTIAs through the end of fiscal 2012, and the 17.1% increase in our stock price from the date of grant of the 2012 to 2014 LTIAs through the end of fiscal 2012.

Option Exercises and Stock Vested in Fiscal 2012

        The following table provides information on the value of stock awards that vested during fiscal 2012 for each of our named executive officers. None of our named executive officers held any stock options during fiscal 2012. Therefore, no stock options were exercised by our named executive officers during fiscal 2012.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)	Shares Withheld to Cover Tax Withholding (#)	Net Number of Shares Received (#)
David L. Wenner(1)	159,201	$5,046,672	77,998	81,203
Robert C. Cantwell(1)	85,251	$2,702,457	39,566	45,685
Vanessa E. Maskal(1)	43,110	$1,366,587	17,633	25,477
Scott E. Lerner(1)	44,400	$1,407,480	18,396	26,004
William F. Herbes(1)	42,384	$1,343,573	17,212	25,172

(1)
Represents shares earned at the maximum level pursuant to 2010 to 2012 performance share LTIAs because actual excess cash for the performance period exceeded the maximum performance objective. The gross number of shares set forth in the second column had vested at the end of fiscal 2012 subject to confirmation by the compensation committee that the performance goals had been satisfied. Following such confirmation, the net number of shares set forth in the fifth column were issued in February 2013.

(2)
Calculated based upon the gross number of shares acquired upon vesting (without taking into account shares withheld to cover taxes) and the closing price of our common stock on February 11, 2013, which was $31.70 per share.

As noted in the Compensation Discussion and Analysis section of this proxy statement, the number of shares that may be earned by each named executive officer from threshold to maximum is determined at the beginning of the performance period based upon the price of our common stock at the date of grant of the performance share LTIA. Therefore, the value of the award at the end of the performance period depends not only upon the level at which the performance goals have been achieved but also depends on the price of our common stock at the end of the performance period when the shares of common stock are actually issued to the participants. As a result, a substantial portion of the value of the awards set forth in the last column of this table is attributable to the 241.2% increase in our stock price from the date of grant of the 2010 to 2012 LTIAs through February 11, 2013.

Management Employment Agreements

        We have entered into employment agreements with each of our named executive officers. Each executive's base salary as set forth above in the summary compensation table is subject to annual increases at the discretion of the compensation committee. Each executive is eligible to earn additional incentive compensation under our annual bonus plan and any other incentive compensation programs we provide. Each executive is also entitled to (1) receive individual disability and life insurance coverage, (2) receive other executive benefits, including an automobile allowance and cell phone allowance, (3) participate in all employee benefits plans maintained by us for our employees and (4) receive other customary employee benefits.

        Each agreement is subject to automatic one-year extensions, unless earlier terminated. Each agreement may be terminated by the executive at any time for any reason, provided that he or she gives us 60 days advance written notice of his or her resignation, subject to special notice rules in certain instances, including a change in control or in the event that we substantially alter his or her duties so that he or she can no longer perform his or her duties in accordance with his or her agreement with us. Each agreement may also be terminated by us for any reason, including for "cause" (as defined in the employment agreements). We must give 60 days advance written notice if the termination is without cause. During the executive's employment and for one year after his or her voluntary resignation or termination for cause, each executive has agreed that he or she will not be employed or otherwise engaged by any food manufacturer operating in the United States that directly competes with our business.

Severance Benefits

        Executive Severance Benefits.    To ensure that we are offering a competitive executive compensation program, we believe it is important to provide reasonable severance benefits to our executive officers. In the case of termination by us without cause, termination by us due to the executive's disability, death, or a resignation by the executive described above that is considered to be a termination by us without cause, each executive officer's employment agreement provides that he or she will receive the following severance benefits, in addition to accrued and unpaid compensation and benefits, for a severance period of two years in the case of Mr. Wenner and for a severance period of one year in the case of each of the other named executive officers: (1) salary continuation payments for each year of the applicable severance period in an amount per year equal to 150% of his then current annual salary in the case of Mr. Wenner, and 135% of his or her then current annual base salary in the case of each of the other named executive officers, (2) continuation during the applicable severance period of medical, dental, life insurance and disability insurance for the named executive, his or her spouse and his or her dependents, or if the continuation of all or any of the such benefits is not available because of his or her status as a terminated employee, a payment equal to the market value of such excluded benefits, (3) if legally allowed, two additional years of service credit under our qualified defined benefit pension plan in the case of Mr. Wenner, and one additional year of service credit in the case of each of the other named executive officers and (4) outplacement services.

        If a named executive officer's employment with B&G Foods ends during a performance share LTIA performance period due to termination by B&G Foods without cause, there is no accelerated vesting of the LTIAs and therefore the compensation a named executive officer received in respect of such LTIAs is not included in the table below. Instead, after the performance period is completed, the named executive officer will be entitled to a pro rata portion of the number of performance shares, if any, he or she would have received had the named executive officer remained employed until the end of the performance period. The pro rata portion will be based on the number of full months in the performance period during which the named executive officer was employed as compared to the total number of months in the performance period.

        The estimated severance and other benefits for each named executive officer in the event a termination by us without cause are set forth below. The amounts assume that the termination without cause was effective as of December 28, 2012 (the last business day of fiscal 2012) and thus are based upon amounts earned through such date and are only estimates of the amounts that would actually be paid to such named executive officers upon their termination.

Name	Continuation of Salary	Continuation of Health Care and Other Insurance Benefits	Estimated Present Value of Additional Pension Credits	Total
David L. Wenner	$1,593,000	$78,320	$69,246	$1,740,566
Robert C. Cantwell	$508,950	$35,210	$27,884	$572,044
Vanessa E. Maskal	$388,800	$39,043	$30,127	$457,970
Scott E. Lerner	$399,600	$39,073	$15,213	$453,886
William F. Herbes	$380,700	$27,285	$30,652	$438,637

        Change in Control Severance Benefits.    From time to time, we may explore potential transactions that could result in a change in control of our company. We believe that when a transaction is perceived as imminent, or is taking place, we should be able to receive and rely on the disinterested service of our executive officers, without them being distracted or concerned by the personal uncertainties and risks associated with such a situation. We further believe that our stockholders are best served if their interests are aligned with the interests of our executives, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential transactions that may enhance the value of our stockholders' investments.

        In accordance with the respective employment agreements of Mr. Cantwell, Ms. Maskal, Mr. Lerner and Mr. Herbes, the severance period set forth above will be increased to two years after his or her termination of employment if his or her termination is following a change in control. In addition, if the executive terminates his or her employment following a change in control and becomes subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, his or her payments will be increased so that he or she will be in the same after-tax economic position that he would be in if the excise tax did not apply.

        The estimated severance and other benefits for each named executive officer in the event a change in control and termination of employment, and the potential tax obligations of the company for these benefits are set forth below. The amounts assume that the change of control and termination was effective as of December 28, 2012 (the last business day of fiscal 2012) and thus are based upon amounts earned through such date and are only estimates of the amounts that would actually be paid to such named executive officers upon their termination and the potential tax obligations of the company.

Name	Continuation of Salary	Continuation of Health Care and Other Insurance Benefits	Estimated Present Value of Additional Pension Credits	Accelerated Vesting of LTIAs(1)	Gross Up for Excise Taxes(2)	Total
David L. Wenner	$1,593,000	$78,320	$69,246	$869,750	—	$2,610,316
Robert C. Cantwell	$1,017,900	$70,420	$55,768	$464,848	—	$1,608,936
Vanessa E. Maskal	$777,600	$78,086	$60,255	$235,704	—	$1,151,645
Scott E. Lerner	$799,200	$78,146	$30,425	$242,429	—	$1,150,200
William F. Herbes	$761,400	$54,570	$61,305	$231,288	$285,494	$1,394,057

(1)
Based upon the closing price of $27.60 per share of our company's common stock on December 28, 2012, the last business day of fiscal 2012.

(2)
The calculation of the estimated gross-up payment assumes a 45% combined individual federal and state tax rate and a 20% excise tax.

        Release.    The obligation of B&G Foods to provide the salary continuation and other severance benefits described above is contingent upon and subject to the execution and delivery by the executive officer of a general release. The general release is required to provide that for and in consideration of the salary continuation and other severance benefits, the executive officer release any and all claims and rights ensuing from his employment with and termination from our company, which he or she may have against the company or any of our subsidiaries or other affiliates, and their respective directors, officers, employees and agents, arising from or related to his employment or termination.

401(k) Plan

        We maintain a tax-qualified defined contribution plan with a cash or deferred arrangement intended to qualify under Section 401(k) of the Internal Revenue Code of 1986. Our employees become eligible to participate in the plan upon completing six months of employment. Each participant in the plan may elect to defer, in the form of contributions to the plan, up to 75% of compensation that would otherwise be paid to the participant in the applicable year, which percentage may be increased or decreased by the administrative committee of the plan, but is otherwise not to exceed the statutorily prescribed annual limit ($17,000 in 2012 if the participant is under age 50, and $22,500 in 2012 if age is 50 or over). We make a 50% matching contribution with respect to each participant's elective contributions up to six percent of such participant's compensation (provided that for fiscal 2012, matching contributions were based only on the first $250,000 of such participant's compensation). Matching contributions become fully vested after five years of employment with the company.

Pension Plan

        We maintain a pension plan for certain eligible employees meeting minimum eligibility requirements in which each of our named executive officers participates. The pension plan is designed and administered to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. The pension plan provides unreduced retirement benefits at age 62 based on the average of the five highest consecutive years of earnings in the last ten years. Benefits under the plan are calculated generally under a formula of 0.75% of final average earnings, plus an additional 0.4% of final average earnings in excess of a 35-year average Social Security taxable wage base, in each case, multiplied by service limited to 35 years. The compensation covered by the pension plan is W-2 earnings (excluding LTIAs) and any amounts contributed to any tax qualified profit sharing plan or cafeteria plan. As required by Section 401(a)(17) of the Internal Revenue Code of 1986, for 2012, benefits under the pension plan were based only on the first $250,000 of an employee's annual earnings. In certain cases, additional years of credited service may be granted as described above under "Management Employment Agreements—Severance Benefits." In most cases, employees are not entitled to a lump sum payment of the pension benefits. Upon retirement, the total amount of accumulated benefits is calculated as a monthly installment and is paid out over the remaining life of the employee (or if elected, over the lives of the employee and his or her beneficiary at a reduced monthly benefit).

Pension Benefits Table

Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
David L. Wenner	23	$804,979	—
Robert C. Cantwell	29	$732,238	—
Vanessa E. Maskal	11	$331,411	—
Scott E. Lerner	7	$112,823	—
William F. Herbes	3	$104,727	—

(1)
The present value of the accumulated benefit for each named executive officer reflects pension benefits payable at the earliest age the named executive officer may retire without significant benefit reductions, or current age, if later. The same assumptions used in Note 11 to B&G Foods' audited financial statements in the 2012 annual report are used in calculating the present value of accumulated pension benefits, including a discount rate of 3.91%. The present value of the accumulated benefit is also based upon post-retirement mortality rates in accordance with the PPA 2012 Generational Mortality Table and the single life annuity payment form.

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

        As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs, which are based upon the guiding principal of "pay for performance," are designed to attract, motivate, and retain our named executive officers, reinforce the execution of our business strategy and the achievement of our business objectives; and align the interests of our executive officers with the interests of our stockholders, with the ultimate objective of improving stockholder value. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term goals and the realization of increased stockholder value. Please read the "Compensation Discussion and Analysis" beginning on page 18 for additional details about our executive compensation programs, including information about the fiscal 2012 compensation of our named executive officers.

        We believe that our compensation program has been instrumental in helping the company achieve strong financial performance and stockholder value. Therefore, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a "say on pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

        The say on pay vote is advisory, and therefore not binding on our company, the compensation committee or our board of directors. However, our board of directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote and the concerns of our stockholders when making future decisions on the compensation of our named executive officers and our company's compensation principles, policies and procedures.

Required Vote

        Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting.

Recommendation of the Board of Directors

        The board of directors recommends that the stockholders vote "FOR" the proposal to approve, in an advisory manner, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

 PROPOSAL NO. 3—RE-APPROVAL OF PERFORMANCE GOALS IN OUR 2008 OMNIBUS INCENTIVE COMPENSATION PLAN

        The Board of Directors recommends that stockholders re-approve the material terms of the performance goals in the 2008 Omnibus Plan. Approval of the material terms of the performance goals is a condition for certain awards made under the 2008 Omnibus Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986.

        Section 162(m) places a limit of $1 million on the amount our company may deduct in any one year for compensation paid to a "covered employee," which means any person who as of the last day of the fiscal year is the chief executive officer or one of the Company's three highest compensated executive officers other than the chief financial officer, as determined under SEC rules. There is, however, an exception to this limit on deductibility for compensation that satisfies certain conditions for "qualified performance-based compensation" set forth under Section 162(m). One of the conditions requires stockholder approval every five years of the material terms of the performance goals of the plan under which the compensation will be paid. The material terms of the performance goals were last approved by our stockholders at our 2008 annual meeting when our stockholders approved the 2008 Omnibus Plan.

        Our board believes that it is in the best interests of our company and its stockholders to enable our company to implement compensation arrangements under the 2008 Omnibus Plan that qualify as fully tax deductible performance-based compensation. Our board is therefore asking stockholders to approve, for Section 162(m) purposes, the material terms of the performance goals set forth below.

        For purposes of Section 162(m), the material terms of the performance goals include (i) the employees eligible to receive compensation under the 2008 Omnibus Plan, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the 2008 Omnibus Plan is discussed below.

Important Facts about this Proposal

  •
  This proposal does not seek to increase the number of shares of our company's common stock that can be issued under the 2008 Omnibus Plan.

  •
  Approval of this proposal by the stockholders will not result in any additional cost to the Company.

  •
  Stockholder re-approval of the material terms of the 2008 Omnibus Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the 2008 Omnibus Plan to qualify for the "performance-based" compensation exemption under Section 162(m), and submission of the material terms of 2008 Omnibus Plan's performance goals for stockholder approval should not be viewed as a guarantee that all compensation paid under the 2008 Omnibus Plan will qualify as tax-deductible compensation.

  •
  Nothing in this proposal precludes our company or the compensation committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m), nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed as so qualifying by the Internal Revenue Service.

Summary of the 2008 Omnibus Plan

        The principal features of the 2008 Omnibus Plan, as amended, are summarized below. This summary is qualified in its entirety by reference to the full text of the 2008 Omnibus Plan set forth in Annex A to this proxy statement.

        Purpose.    The purpose of the 2008 Omnibus Plan is to benefit our stockholders by encouraging high levels of performance by individuals who contribute to the success of B&G Foods and to assist B&G Foods in attracting, motivating, retaining and rewarding talented and experienced employees, non-employee directors and consultants by offering them a greater stake in our company's success and a closer identity with it. This purpose is to be accomplished by providing employees, non-employee directors and consultants with an opportunity to obtain or increase a proprietary interest in B&G Foods and/or by providing employees, non-employee directors and consultants with additional incentives to join or remain with our company.

        General.    The 2008 Omnibus Plan authorizes the grant of restricted stock, options, stock appreciation rights (SARs), deferred stock, stock units, performance share awards or cash-based awards. Options granted under the 2008 Omnibus Plan may be either "incentive stock options" as defined in section 422 of the Internal Revenue Code, or nonqualified stock options, as determined by the compensation committee.

        Shares of Stock Subject to the 2008 Omnibus Plan and Maximum Awards.    Subject to adjustment as provided below, the total number of shares of common stock originally available for awards under the 2008 Omnibus Plan was 2,000,000 shares, which was subsequently increased to 4,500,000 shares by an amendment to the 2008 Omnibus Plan approved by our stockholders at the 2010 annual meeting of stockholders. As of March 15, 2013, 2,922,024 shares remained available for issuance. Shares are counted against the authorization only to the extent they are actually issued in connection with an award. Thus, awards for shares which terminate by expiration, forfeiture, cancellation, or otherwise, are settled in cash in lieu of shares, or are exchanged for awards not involving shares, will result in those shares being again available for grant. Also, if the exercise price or tax withholding requirements of any award are satisfied by tendering shares to our company, or if a SAR is exercised, only the number of shares issued, net of the shares tendered, will be deemed issued under the 2008 Omnibus Plan. The maximum number of shares will be reduced to reflect dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted stock, restricted stock units, performance shares, or other stock-based awards.

        The 2008 Omnibus Plan also imposes annual per-participant award limits. The maximum award that may be paid or granted, to any one participant under the 2008 Omnibus Plan in any fiscal year is: (A) for options and SARs, 900,000 shares of common stock; (B) for "performance-based awards" payable in shares of common stock, 400,000 shares; and (C) for "performance-based awards" payable in cash, $2,000,000.

        In the event that the compensation committee determines that any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the 2008 Omnibus Plan, then the compensation committee shall, in an equitable manner, adjust any or all of:

  •
  the number and kind of shares of common stock which may thereafter be issued in connection with awards;

  •
  the number and kind of shares of common stock issuable in respect of outstanding awards;

  •
  the aggregate number and kind of shares of common stock available under the 2008 Omnibus Plan; and

  •
  the exercise or grant price relating to any award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding award.

        Eligibility.    The 2008 Omnibus Plan provides that awards may be granted to any of our employees, non-employee directors or consultants. The approximate number of persons who currently are eligible to participate under the 2008 Omnibus Plan is 1,000.

        Administration.    Our compensation committee, which will consist solely of two or more non-employee outside directors, will administer the 2008 Omnibus Plan. With respect to awards to individuals who are not subject to the requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Internal Revenue Code, the 2008 Omnibus Plan may be administered by a secondary committee consisting of one or more members of the board.

        The compensation committee has full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the 2008 Omnibus Plan including, without limitation, its construction of the terms of the 2008 Omnibus Plan and its determination of eligibility for participation and awards under the 2008 Omnibus Plan. Without limiting the generality of the immediately preceding sentence and subject to the provisions of the 2008 Omnibus Plan, the compensation committee has full and final authority in its discretion to:

  •
  select the employees, non-employee directors and consultants who will receive awards pursuant to the 2008 Omnibus Plan;

  •
  determine the type or types of awards to be granted to each participant;

  •
  determine the number of shares of common stock, if any, to which an award will relate, the terms and conditions of any award granted under the 2008 Omnibus Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an award, based in each case on such considerations as the compensation committee shall determine) and all other matters to be determined in connection with an award;

  •
  determine whether, to what extent, and under what circumstances an award may be canceled, forfeited, or surrendered;

  •
  determine whether, and to certify that, performance goals to which the settlement of an award is subject are satisfied;

  •
  correct any defect or supply any omission or reconcile any inconsistency in the 2008 Omnibus Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the 2008 Omnibus Plan;

  •
  construe and interpret the 2008 Omnibus Plan and to make all other determinations as it may deem necessary or advisable for the administration of the 2008 Omnibus Plan; and

  •
  establish any "blackout" period that the compensation committee in its sole discretion deems necessary or advisable.

        The compensation committee may impose on any award or the exercise thereof, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the 2008 Omnibus Plan, as the compensation committee shall determine, including terms requiring forfeiture of awards in the event of the participant's separation from service with B&G Foods or any subsidiary; provided, however, that the compensation committee retains full power to accelerate or waive any such term or condition as it may have previously imposed (except that the compensation committee may not accelerate the delivery of deferred stock, stock units, performance share awards or cash-based awards if to do so would subject the participant to an additional tax pursuant to section 409A of the Internal Revenue Code).

        Award Agreements.    Each award granted under the 2008 Omnibus Plan will be evidenced by a written award agreement between the participant and our company, which will describe the award and state the terms and conditions to which the award is subject. The principal terms and conditions of each particular type of award are described below.

        Performance Goals.    The compensation committee may condition the vesting, exercisability or payment of awards on the achievement of performance objectives, and will have discretion to determine the specific targets with respect to such performance objectives.

        In addition, the compensation committee may grant "performance-based awards" intended to qualify as "performance-based compensation" to "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code. In such event, the compensation committee will designate in writing which covered employees will receive such performance-based awards and the performance goals applicable thereto within the earlier of (1) 90 days or (2) the lapse of 25% of the performance period to which such performance goals relate. Unless otherwise determined by the compensation committee, the participant must be employed by us on the last day of the performance period to receive payment of such performance-based award. Except as may be otherwise provided in a participant's employment agreement, a participant will only receive payment of performance-based awards after the completion of the performance period to the extent performance goals are certified in writing by the compensation committee as having been achieved during the performance period.

        Under the 2008 Omnibus Plan, a performance goal means a goal specified by the compensation committee with respect to our company, any of our subsidiaries or affiliates (or any business unit or brand of our company, any of our subsidiaries or affiliates) that must be met by the end of the performance period based upon: (1) the price of our common stock, (2) market share, (3) revenue, (4) earnings per share, (5) return on equity, (6) costs, (7) cash flow, (8) excess or free cash flow, (9) return on total assets, (10) return on invested capital, (11) return on net assets, (12) operating income, (13) net income, (14) consolidated earnings before or after taxes (including, without limitation, EBITDA and adjusted EBITDA); (15) book value per share of common stock, (16) expense management, (17) improvements in capital structure, (18) profitability, (19) maintenance or improvement of profit margins, or (20) any other financial or other measurement deemed appropriate by the compensation committee, as it relates to the results of operations or other measurable progress of our company or any of our subsidiaries or affiliates (or any brand or business unit thereof).

        The compensation committee may not increase the amount payable under any performance-based awards to covered employees that are designed to qualify as performance-based compensation. However, the compensation committee may exercise negative discretion to reduce or eliminate the amount payable under any such award.

        Deferred Stock.    An award of deferred stock is an agreement by us to deliver to the recipient a specified number of shares of common stock at the end of a specified deferral period, subject to the fulfillment of conditions specified in the award agreement.

        Restricted Stock.    An award of restricted stock is a grant to the recipient of a specified number of shares of common stock which are subject to forfeiture upon the happening of specified events during the restriction period. Each grant of restricted stock will specify the length of the restriction period and any applicable performance goals, and will include restrictions on transfer to third parties during the restriction period. The compensation committee may provide, in an applicable restricted stock award agreement, for a tax reimbursement cash payment to be made to the participant in connection with the tax consequences resulting from an award of restricted stock.

        Options.    An option is the right to purchase shares of common stock for a specified period of time at a fixed price (the "exercise price"). Each option agreement will specify the exercise price, the type of option (whether an incentive stock option or a non-qualified stock option), the term of the option, the date when the option will become exercisable and any applicable performance goals. The compensation committee will determine the exercise price of an option at the time the option is granted. The exercise price under an option will not be less than 100% of the fair market value of a share of common stock on the date the option is granted, unless the option was granted through the assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by us. Notwithstanding the foregoing, the exercise price under an incentive stock option granted to a ten percent stockholder will not be less than 110% of the fair market value of a share of common stock on the date the option is granted. The term of an option granted under the 2008 Omnibus Plan will be no longer than ten years from the date of grant or five years in the case of an incentive stock option granted to a ten percent stockholder. No option may be exercised more than ten years from the grant date.

        Stock Appreciation Rights (SARs).    A stock appreciation right, or SAR, entitles the recipient to receive, upon exercise of the SAR, the excess of the fair market value of one share of common stock on the date of exercise over the base price of the SAR as determined by the compensation committee, except that the base price of the SAR may never be less than the fair market value of a share of common stock on the date of grant. SARs may be payable in cash, shares of common stock, or any combination thereof as specified by the compensation committee. Any grant may specify a waiting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR will be exercisable. No SAR may be exercised more than ten years from the grant date.

        Stock Units.    A stock unit is a book-entry unit with a value equal to one share of common stock. Payment of stock units may be made either by delivery of shares to the participant or payment in cash equal to the fair market value of the shares of common stock to which the award relates multiplied by the number of stock units granted. The compensation committee may condition the vesting of stock units upon performance goals or continued service of the participant.

        Performance Share Awards.    A performance share award is an award entitling the recipient to receive shares of common stock upon the attainment of performance goals during a performance period as specified in the award agreement. The compensation committee in its sole discretion will determine whether and to whom performance share awards will be made, the performance goals applicable under each such award, the performance periods, the price, if any, to be paid by the participant for such performance shares upon the achievement of the performance goals, and all other limitations and conditions applicable to the performance share awards.

        Cash-Based Awards.    The compensation committee, in its sole discretion, may grant cash-based awards, which will be subject to the terms and conditions as the compensation committee will determine, including any performance goals and vesting conditions. Such cash-based awards will specify a payment amount, payment formula or payment range as determined by the compensation committee.

        Although it is currently contemplated that annual bonuses will continue to be provided outside of the 2008 Omnibus Plan, our compensation committee may in the future decide to grant annual bonuses as cash-based awards under the 2008 Omnibus Plan.

        Dividend Equivalents.    If an award is granted in the form of restricted stock, deferred stock, stock units or performance share awards, the compensation committee may choose, at the time of the grant of the award or any time thereafter up to the time of the award's payment, to include as part of such award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the compensation committee may establish.

        Separation of Service.    Except as otherwise provided by the compensation committee in an award agreement, all restricted stock, deferred stock, stock units, performance share awards and cash based awards with respect to which the restriction period or deferral period has not expired or that remain unvested, as applicable, will be immediately forfeited upon a participant's separation from service.

        Except as otherwise provided by the compensation committee in an award agreement, if the participant has a separation from service due to retirement, disability or death, the unexercised and vested portion of any option or SAR will remain exercisable by the participant or his or her successors, as the case may be, until the earlier of the end of the 180-day period immediately following the participant's separation from service or the last day of the term of the option or SAR. Such portion of the option or SAR shall terminate to the extent not exercised within such 180-day period. Any unvested portion of the option or SAR will immediately terminate and be forfeited upon such separation from service.

        If the participant has a separation from service due to a termination by our company for cause (as defined in the 2008 Omnibus Plan), the option or SAR will immediately expire on the date of such separation from service.

        If the participant has a separation from service as a result of any reason other than retirement, disability, death or for cause, any unexercised and vested portion of the option or SAR will remain exercisable until the earlier of the end of the 90-day period immediately following such separation from service or the last day of the term of the option or SAR. Such portion of the option or SAR will terminate to the extent not exercised within such 90-day period. Any unvested portion of the option or SAR will terminate and will be forfeited upon such separation from service.

        Treatment of Awards upon a Change of Control.    Except to the extent the compensation committee specifically establishes otherwise in an award agreement, immediately upon the occurrence of a change in control:

  •
  any options and SARs outstanding which are not then exercisable and vested shall become fully exercisable and vested;

  •
  the restriction period applicable to any restricted stock shall lapse;

  •
  the deferral period applicable to any deferred stock shall lapse;

  •
  all stock units, performance share awards and cash-based awards shall vest in full and any conditions applicable thereto shall be deemed satisfied;

  •
  all performance goals applicable to any award shall be deemed to have been met at 100% of target; and

  •
  the compensation committee may also make additional adjustments and/or settlements of outstanding awards as it deems appropriate and consistent with the 2008 Omnibus Plan's purposes.

        Amendment of Awards or Plan and Adjustment of Awards.    Our board of directors may amend, alter, suspend, discontinue, or terminate the 2008 Omnibus Plan or any award granted under the plan without the consent of our stockholders or the participants. Stockholder approval will be required, however, for any amendment, alteration, suspension, discontinuation, or termination if (A) such action would increase the number of shares subject to the Plan, (B) such action results in the "repricing" of any option or SAR, or (C) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. In general, without the consent of an affected participant, no amendment, alteration, suspension, discontinuation, or termination of the 2008 Omnibus Plan or any award granted under the plan may materially and adversely affect the rights of any participant under any award previously granted or any related award agreement.

        Section 409A of the Internal Revenue Code.    It is intended that awards granted under the 2008 Omnibus Plan either be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code. The compensation committee may amend any outstanding award without the participant's consent if such amendment is required to either comply with Section 409A or prevent the participant from being subject to any tax or penalty under Section 409A.

Plan Benefits

        Because this proposal relates only to approval of the material terms of the performance goals under the 2008 Omnibus Plan, the approval of this proposal will not result in any new benefits being provided to participants. The committee has not granted any awards under the 2008 Omnibus Plan that are contingent on stockholder approval of this proposal.

        Awards granted under the 2008 Omnibus Plan are subject to the discretion of the committee and to the achievement of performance targets as established by the committee, as applicable. Therefore, the amounts of such awards that may be received by participants in the 2008 Omnibus Plan cannot be determined at this time.

Federal Tax Effects

        The federal income tax consequences arising with respect to awards granted under the 2008 Omnibus Plan will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the 2008 Omnibus Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the 2008 Omnibus Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes, employment/payroll taxes or the alternative minimum tax) or taxes imposed under state, local or foreign tax laws.

        From the recipients' standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares of common stock. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of common stock are sold. Our company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and our company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances:

  •
  if shares of common stock, when delivered as an award of restricted stock or in settlement of another type of award, are subject to a substantial risk of forfeiture by reason of the requirement of continued employment, or by reason of the failure to satisfy any employment, service or performance-related condition, ordinary income taxation and our company's tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture);

  •
  if an employee is granted an option that qualifies as an incentive stock option, no ordinary income will be recognized by the employee, and our company will not be entitled to any tax deduction, if (a) shares of common stock acquired upon exercise of such option are held longer than (i) one year from the date of exercise and (ii) two years from the date of grant, whichever is greater, and (b) the employee had remained employed by us for the period starting on the grant date for the option and ending three months prior to the date of exercise;

  •
  our company will not be entitled to a tax deduction for compensation attributable to awards granted to one of our named executive officers, if and to the extent such compensation does not qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code (that is, compensation meeting certain requirements, including stockholder approval and being payable only upon meeting objective performance goals established and certified as met by a compensation committee of our board of directors consisting only of outside directors), and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and

  •
  an award may be taxable to the recipient at ordinary income tax rates at the time it becomes vested, plus a 20% penalty and interest, even if that is prior to the delivery of the cash or common stock in settlement of the award, if the award constitutes "deferred compensation" under Section 409A of the Internal Revenue Code, and the requirements of Section 409A are not satisfied.

Withholding

        We are entitled to deduct from the payment of any award (whether made in stock or in cash) all applicable income and employment taxes required by federal, state, local or foreign law to be withheld or may require the participant to pay such withholding taxes to our company as a condition of receiving payment of the award. The compensation committee may allow a participant to satisfy his or her withholding obligations by directing our company to retain the number of shares necessary to satisfy the withholding obligation, or by delivering shares held by the participant to our company in an amount necessary to satisfy the withholding obligation.

Required Vote

        For purposes of Section 162(m), re-approval of the material terms of the performance goals in the 2008 Omnibus Plan requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting.

Recommendation of the Board of Directors

        The board of directors recommends that the stockholders vote "FOR" the re-approval of the performance goals in the 2008 Omnibus Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of March 15, 2013 with respect to the beneficial ownership of our common stock, and shows the number of and percentage owned by:

  •
  each person or entity our company believes to be the beneficial owner of more than five percent of our common stock based solely on management's review of SEC filings;

  •
  each executive officer named in the summary compensation table;

  •
  each director; and

  •
  all of our directors and executive officers as a group.

Unless otherwise specified, all shares are directly held.

        Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of stock held by such person. As of March 15, 2013, 52,858,772 shares of common stock were outstanding.

	Common Stock
Name of Beneficial Owner	Shares	Percentage
BlackRock, Inc.(1)	3,885,327	7.4%
Columbia Management Investment Advisers, LLC(2)	3,433,339	6.5%
The Vanguard Group, Inc(3)	3,118,031	5.9%
David L. Wenner(4)	615,881	1.2%
Robert C. Cantwell(5)	212,397	*
Vanessa E. Maskal	103,279	*
Scott E. Lerner	60,110	*
William F. Herbes	25,574	*
Cynthia T. Jamison	10,177	*
Charles F. Marcy	11,514	*
Dennis M. Mullen	18,544	*
Cheryl M. Palmer	8,014	*
Alfred Poe	18,544	*
Stephen C. Sherrill(6)	143,544	*
All current directors and executive officers as a group (12 persons)	1,281,627	2.4%

*
Less than 1%

(1)
As reported in the Schedule 13G/A filed by BlackRock, Inc., a Delaware corporation, with the SEC on February 8, 2013. The address for BlackRock is 40 East 52nd Street, New York, NY 10022. BlackRock is the parent holding company or control person of the following entities that hold shares of our common stock: BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, LLC, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co. Ltd. and BlackRock Investment Management (UK) Limited.

(2)
As reported in the Schedule 13G filed jointly by Columbia Management Investment Advisors, LLC, a Minnesota limited liability company (CMIA), and its parent, Ameriprise Financial, Inc., a Delaware corporation (AFI), with the SEC on February 13, 2013. The address for

  CMIA is 225 Franklin St., Boston, MA 02110. The address for AFI is 145 Ameriprise Financial Center, Minneapolis, MN 55474. CMIA has the shared power to vote or direct the vote of 136,907 shares and the power to dispose or direct the disposition of 3,433,339 shares. AFI, in its capacity as a parent holding company, may be deemed to beneficially own the shares beneficially owned by CMIA.

(3)
As reported in the Schedule 13G/A filed by The Vanguard Group, Inc., a Pennsylvania corporation, with the SEC on February 11, 2013. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group has the sole power to vote or to direct the vote of 74,480 shares, the sole power to dispose or direct the disposition of 3,046,351 shares, and the shared power to dispose or to direct the disposition of 71,680 shares.

(4)
Includes 12,600 shares owned by Mr. Wenner's wife and 1,000 shares held in a custodial account for a child.

(5)
Includes 2,000 shares owned by Mr. Cantwell's wife.

(6)
Excludes 10,000 shares owned by an adult child of Mr. Sherrill who shares the same household. Mr. Sherrill disclaims beneficial ownership of such shares. Also excludes 34,300 shares owned by a private, charitable foundation as to which Mr. Sherrill shares voting and dispositive power. Mr. Sherrill does not have a pecuniary interest in the shares held by the foundation and therefore disclaims beneficial ownership of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended requires our directors and executive officers and any persons who own more than ten percent of our common stock to file with the SEC various reports as to ownership of and changes of ownership in any class of equity securities of our company. Such persons are required by SEC regulation to furnish us with copies of all Section 16 reports they file. As a practical matter, B&G Foods assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. To our knowledge, the Section 16(a) filing requirements were met on a timely basis during fiscal 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

        Our board of directors recognizes that transactions involving our company and related parties present heightened risk of potential or actual conflicts of interest which may interfere—or even appear to interfere—with the interests of our company. Therefore, it is the policy of our company (as set forth in our corporate governance guidelines) that an independent committee designated by the board shall review, approve or ratify any transaction with related parties required to be reported by our company under the applicable rules and regulations governing related party transactions promulgated by the SEC.

Fiscal 2012 Related Party Transactions

        In fiscal 2012, there were no related party transactions with any director or executive officer of B&G Foods or any other related person, as defined in Rule 404 under Regulation S-K promulgated under the Securities Act of 1933, as amended, and none is proposed.

 REPORT OF THE AUDIT COMMITTEE

        Under the guidance of a written charter adopted by our board of directors, the audit committee oversees our management's conduct of the financial reporting process on behalf of the board of directors. A copy of the charter is available at the investor relations section of our company's website, http://ir.bgfoods.com. The audit committee also appoints the independent registered public accounting firm to be retained to audit our company's consolidated financial statements and internal control over financial reporting, and once retained, the independent registered public accounting firm reports directly to the audit committee. The audit committee is responsible for pre-approving both audit and non-audit services to be provided by the independent registered public accounting firm. The audit committee's charter reflects the above-mentioned responsibilities, and the audit committee and the board of directors periodically review and revise the charter.

        Management is responsible for our company's financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our company's independent registered public accounting firm is responsible for auditing those consolidated financial statements and expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America. In addition, our company's independent registered public accounting firm will express its own opinion on the effectiveness of the company's internal control over financial reporting. The audit committee's responsibility is to monitor and review these processes. It is not the audit committee's duty or responsibility to conduct auditing or accounting reviews.

        The audit committee meets at least four times annually, or more frequently as circumstances dictate. During fiscal 2012, the audit committee met five times. The audit committee also met with management periodically to consider the adequacy of our company's internal controls, and discussed these matters and the overall scope and plans for the audit of our company with our independent registered public accounting firm, KPMG LLP. The audit committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the effectiveness of our internal control over financial reporting, and the overall quality of our financial reporting. The audit committee also discussed with senior management our company's disclosure controls and procedures and the certifications by our chief executive officer and chief financial officer, which are required by the SEC under the Sarbanes-Oxley Act of 2002 for certain of our company's filings with the SEC. The audit committee also met separately from time to time with our chief financial officer and with our general counsel, and at least quarterly, the audit committee met in executive session.

        In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements in the annual report for the year ended December 29, 2012, management's assessment of the effectiveness of our company's internal control over financial reporting and the independent registered public accounting firm's evaluation of the effectiveness of our company's internal control over financial reporting as of December 29, 2012. The audit committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality, not just the acceptability, of our company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the audit committee under auditing standards of the Public Company Accounting Oversight Board (PCAOB). In addition, the audit committee has discussed with the independent registered public accounting firm its independence from our company and our management, including the matters in the written disclosures and letter which were received by the audit committee from the independent registered public accounting firm as required by the applicable requirements of the PCAOB, and considered the compatibility of non-audit services with KPMG LLP's independence.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2012 for filing with the SEC.

Audit Committee Cynthia T. Jamison, Chairperson Dennis M. Mullen Cheryl M. Palmer Alfred Poe

PROPOSAL NO. 4—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

        The audit committee has appointed KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal year ending December 28, 2013.

        We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, our board of directors is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

        One or more representatives of KPMG are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Independent Registered Public Accounting Firm Fees

        In addition to performing the audit of our consolidated financial statements and our internal control over financial reporting, KPMG has provided various other services during fiscal 2012 and 2011. The aggregate fees billed or expected to be billed for fiscal 2012 and 2011 for each of the following categories of services are as follows:

Type of Fees	Fiscal 2012	Fiscal 2011
Audit Fees	$1,041,500	$1,242,500
Audit-Related Fees	75,000	—
Tax Fees	16,000	—
All Other Fees	—	—

Total	$1,132,500	$1,242,500

        In accordance with the SEC's definitions and rules the terms in the above table have the following meanings:

        "Audit Fees" are the aggregate fees billed or expected to be billed for each of fiscal 2012 and 2011 for professional services rendered by KPMG for the audit of our consolidated financial statements included in our annual reports on Form 10-K and review of the unaudited consolidated financial statements included in our quarterly reports on Form 10-Q; for the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and for services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements for fiscal 2012 and 2011. Audit fees for fiscal 2012 also included fees billed for professional services rendered with respect to engagements, consents, comfort letters and assistance with the review of our filings with the SEC in connection with our public offering of common stock pursuant to a shelf registration statement and an amendment and restatement of our credit agreement. Audit fees for fiscal 2011 also included fees billed for professional services rendered relating to our acquisition of the Culver Specialty Brands and the new credit agreement we entered into to finance that acquisition.

        "Audit-Related Fees" are the aggregate fees billed in each of fiscal 2012 and 2011 for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of our consolidated financial statements. During fiscal 2012 KPMG provided due diligence services to our company in connection with our acquisition of the New York Style and Old London brands. KPMG did not provide any audit-related services to our company during fiscal 2011.

        "Tax Fees" are the aggregate fees billed in each of fiscal 2012 and 2011 for professional services rendered by KPMG for tax compliance, tax advice and tax planning. During fiscal 2012, KPMG provided transfer pricing analysis to our company. KPMG did not provide any tax compliance, tax advice or tax planning services to our company during fiscal 2011.

        "All Other Fees" are the aggregate fees billed in each of fiscal 2012 and 2011 for products and services provided by KPMG not included in the first three categories. No such other products or services were provided by KPMG during fiscal 2012 and 2011.

        The audit committee has reviewed summaries of the services provided by KPMG and the related fees, and the audit committee has determined that the provision of the non-audit services described above is compatible in maintaining the independence of KPMG.

        All of the services described above were pre-approved by our audit committee in accordance with its pre-approval policy. The audit committee pre-approval policy provides that all auditing services and all non-audit services to be provided by KPMG be pre-approved by the audit committee, provided that the audit committee shall not approve any prohibited non-audit services set forth in Section 10A(g) of the Exchange Act.

Required Vote

        Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting.

Recommendation of the Board of Directors

        The board of directors recommends that the stockholders vote "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013.

 OTHER MATTERS

        Our management is not aware of any other matters to be presented for action at the annual meeting; however, if any such matters are properly presented for action, it is the intention of the proxy appointees to vote in accordance with their best judgment on such matters.

 ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in Our 2014 Annual Meeting Proxy Statement and Proxy Card

        Under the rules of the SEC, any stockholder proposal to be considered by us for inclusion in our 2014 proxy statement and form of proxy card for next year's annual meeting of stockholders, expected to be held in May 2014, must be received by our corporate secretary at our principal executive offices located at Four Gatehall Drive, Parsippany, NJ 07054, not later than November 28, 2013 (120 days prior to the first anniversary of this proxy statement). The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement.

        In addition, our bylaws establish an advance notice procedure with regard to stockholder proposals, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by our corporate secretary not less than 120 days nor more than 150 days prior to the first anniversary of this proxy statement and must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder making the proposal. If no annual meeting was held in the previous year, notice must be received not less than 10 days following the earlier of the day on which notice of the meeting date was mailed and the public announcement of such meeting date. Therefore, to be presented at next year's annual meeting, stockholder proposals, whether or not submitted for consideration for inclusion in our proxy statement, must be received on or after October 29, 2013 but not later than November 28, 2013.

Householding

        Some brokers, banks and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports or notices of Internet availability of proxy materials, as applicable. This means that only one copy of such items may have been sent to multiple stockholders in your household. B&G Foods will promptly deliver a separate copy of these documents to you if you so request by writing or calling as follows: B&G Foods, Inc., Attention: Corporate Secretary, Four Gatehall Drive, Parsippany, NJ 07054; telephone, 973.401.6500. If you want to receive separate copies of the annual report and proxy statement or notice of Internet availability of proxy materials, as applicable, in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker, bank or other nominee record holder, or you may contact us at the above address and phone number.

By Order of the Board of Directors,
Scott E. Lerner Secretary

Parsippany, New Jersey
March 28, 2013

Annex A

B&G FOODS, INC.
2008 OMNIBUS INCENTIVE COMPENSATION PLAN

Originally Adopted: March 10, 2008
Effective: May 6, 2008
As Amended on May 18, 2010

B&G FOODS, INC.

2008 OMNIBUS INCENTIVE COMPENSATION PLAN

        1.    Purpose of the Plan.    The purpose of the Plan is to benefit the Company's stockholders by encouraging high levels of performance by individuals who contribute to the success of the Company and to assist the Company in attracting, motivating, retaining and rewarding talented and experienced Employees, Non-Employee Directors and Consultants by offering them a greater stake in the Company's success and a closer identity with it. This purpose is to be accomplished by providing Employees, Non-Employee Directors and Consultants with an opportunity to obtain or increase a proprietary interest in the Company and/or by providing Employees, Non-Employee Directors and Consultants with additional incentives to join or remain with the Company.

        2.    Definitions.    As used herein, the following definitions shall apply:

          2.1.  "Award" means a grant of Restricted Stock, Options, SARs, Deferred Stock, Stock Units, Performance Share Awards or Cash-Based Awards under the Plan.

          2.2.  "Award Agreement" means the written agreement, instrument or document evidencing an Award.

          2.3.  "Board" means the Board of Directors of the Company.

          2.4.  "Cash-Based Award" means an award payable in cash only that is granted to a Participant under Section 12.

          2.5.  "Cause" means, unless otherwise provided in an Award Agreement or an Employment Agreement to which the Participant is a party: (i) gross misconduct or gross negligence in the performance of the Participant's duties to the Company or any of its Subsidiaries; (ii) conviction of a felony or any other crime involving moral turpitude, whether or not relating to the Participant's employment; (iii) material non-performance or mis-performance of a Participant's duties; (iv) material violation of policies or procedures established by the Company or any of its Subsidiaries, including, without limitation, the Company's code of conduct and insider trading policies; (v) habitual unexcused absence from the facilities of the Corporation; (vi) insobriety or use of drugs, chemicals or controlled substances either in the course of performing the Participant's duties and responsibilities or otherwise affecting the ability of the Participant to perform those duties and responsibilities; (vii) wanton or willful failure to comply with the lawful written directions of the Board or other superiors; or (v) material violation of any Employment Agreement, Award Agreement or any non-compete, non-solicitation, confidentiality or similar covenants or policies with or established by the Company or any of its Subsidiaries.

          2.6.  "Change in Control" means the occurrence after the Effective Date of any of the following events:

            2.6.1.  The acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (each, individually or collectively, a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section 2.6.1, the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company or any Subsidiary, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or (4) any Business Combination (as defined in Section 2.6.3) pursuant to which all or substantially all of the individuals and entities who are the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the surviving entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Voting Securities; or

            2.6.2.  Any time at which individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            2.6.3.  Consummation of any reorganization, merger, amalgamation, statutory share exchange or consolidation or other similar corporate transaction involving the Company or a sale or other disposition of all or substantially all, but in no event less than 40%, of the assets of the Company (a "Business Combination"); excluding, however, a Business Combination pursuant to which (A) all or substantially all of the beneficial owners of Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the surviving entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Voting Securities; (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such surviving entity resulting from such Business Combination) will beneficially own, directly or indirectly, 30% or more of the combined voting power of the outstanding voting securities of such surviving entity entitled to vote generally in the election of directors (or comparable governing body) except to the extent that such ownership existed prior to the Business Combination; and (C) individuals who were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso of Section 2.6.2) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination will constitute at least a majority of the members of the board of directors (or comparable governing body) of the surviving entity resulting from such Business Combination; or

            2.6.4.  The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          2.7.  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. A reference to any provision of the Code or regulation promulgated thereunder shall include reference to any successor provision of the Code or regulation.

          2.8.  "Common Stock" means the Class A common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 14.

          2.9.  "Company" means B&G Foods, Inc., a Delaware corporation, or any successor corporation.

          2.10.  "Committee" means the committee designated by the Board to administer the Plan under Section 4. If no such committee has been established or the Board determines it is necessary or advisable, then the Board shall perform the duties of the Committee hereunder. If such a committee is established, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director and an Outside Director. Notwithstanding the foregoing, the Board may designate one or more of its members to serve as a Secondary Committee and delegate to the Secondary Committee authority to grant Awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the Exchange Act or section 162(m) of the Code and the regulations thereunder. The Secondary Committee shall have the same authority with respect to selecting the individuals to whom such Awards are granted and establishing the terms and conditions of such Awards as the Committee has under the terms of the Plan.

          2.11.  "Consultant" means a consultant, advisor or independent contractor retained by the Company or any of its Subsidiaries.

          2.12.  "Covered Employee" means an Employee who is a "covered employee" within the meaning of section 162(m) of the Code, and the rules and regulations thereunder.

          2.13.  "Deferred Stock" means Common Stock to be delivered at the end of a Deferral Period and awarded by the Committee under Section 9 of the Plan.

          2.14.  "Deferral Period" means the period during which the receipt of Deferred Stock under Section 9 of the Plan will be deferred.

          2.15.  "Director" means any individual who is a member of the Board of Directors of the Company.

          2.16.  "Disability" means, unless otherwise provided in an Award Agreement or an Employment Agreement to which the Participant is a party, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

          2.17.  "Exchange Act" means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act or rule promulgated under the Exchange Act shall include reference to any successor provision or rule.

          2.18.  "Employee" means an individual, including officers and directors, who is employed by the Company or any of its Subsidiaries.

          2.19.  "Employment Agreement" means any employment or consulting agreement, including without limitation, any change in control, severance or other similar agreement, by and between the Company or any of its Subsidiaries and a Participant, as such agreement is in effect from time to time.

          2.20.  "Enhanced Income Securities" or "EISs" means the Enhanced Income Securities of the Company, each representing one share of the Company's Class A common stock and $7.15 principal amount of the Company's 12% Senior Subordinated Notes due 2016.

          2.21.  "Fair Market Value" means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange or quotation on which the Common Stock is listed or quoted on such date or, if Common Stock was not traded on such date, on the last preceding business day on which the Common Stock was traded.

          2.22.  "Incentive Stock Option" means an Option or a portion thereof intended to meet the requirements of an incentive stock option as defined in section 422 of the Code and designated as an Incentive Stock Option.

          2.23.  "Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee in determining the size of a Performance-Based Award for a Performance Period if, in the Committee's sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of a Performance-Based Award. In no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant Performance-Based Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance-Based Award above the maximum amount payable under Sections 5.2 or 5.3 of the Plan.

          2.24.  "Non-Employee Director" means a Director who meets the definition of a "non-employee director" under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act.

          2.25.  "Non-Qualified Option" means an Option or a portion thereof not intended to be an Incentive Stock Option and designated as a Non-Qualified Option.

          2.26.  "Option" means a right to purchase a specified number of shares of Common Stock at a specified price awarded by the Committee under Section 7 of the Plan.

          2.27.  "Outside Director" means a Director who meets the definition of an "outside director" under section 162(m) of the Code.

          2.28.  "Participant" means any Employee, Non-Employee Director or Consultant who receives an Award.

          2.29.  "Performance Goal" means a goal with respect to the Company, any of its Subsidiaries or affiliates (or any business unit or brand of the Company, any of its Subsidiaries or affiliates) that must be met by the end of the Performance Period specified by the Committee based upon: (i) the price of the Common Stock, (ii) the price of the Enhanced Income Securities, (iii) market share, (iv) revenue, (v) earnings per share, (vi) return on equity, (vii) costs, (viii) cash flow, (ix) excess or free cash flow, (x) return on total assets, (xi) return on invested capital, (xii) return on net assets, (xiii) operating income, (xiv) net income, (xv) consolidated earnings before or after taxes (including, without limitation, EBITDA and adjusted EBITDA); (xvi) book value per share of Common Stock; (xvii) expense management; (xviii) improvements in capital structure; (xix) profitability; (xx) maintenance or improvement of profit margins; or (xxi) any other financial or other measurement deemed appropriate by the Committee, as it relates to the results of operations or other measurable progress of the Company or any of its Subsidiaries or affiliates (or any brand or business unit thereof). The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.

          2.30.  "Performance-Based Awards" means Awards that are based upon the attainment of Performance Goals and that are granted in accordance with Section 13 in a manner designed to be deductible by the Company under section 162(m) of the Code (or any successor section thereto).

          2.31.  "Performance Period" means the period selected by the Committee during which the performance of the Company, any Subsidiary or any brand or business unit thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

          2.32.  "Performance Share Award" means an award subject to such terms and conditions as are specified by the Committee and which is granted to a Participant under Section 11.

          2.33.  "Permissible Payment Event" means any of a Participant's death, Disability, Separation from Service, Change in Control, or specified date or fixed schedule (which specified date or fixed schedule may be based upon the attainment of Performance Goals) specified in an Award Agreement.

          2.34.  "Plan" means the B&G Foods, Inc. 2008 Omnibus Incentive Compensation Plan herein set forth, as amended from time to time.

          2.35.  "Restricted Stock" means Common Stock awarded by the Committee under Section 6 of the Plan.

          2.36.  "Restriction Period" means the period during which Restricted Stock awarded under Section 6 of the Plan is subject to forfeiture.

          2.37.  "SAR" means a stock appreciation right awarded by the Committee under Section 8 of the Plan.

          2.38.  "Separation from Service" means a Participant's termination of employment or other separation from service, as applicable, with the Company and its Subsidiaries.

          2.39.  "Specified Employee" means a Participant that is a "specified employee" within the meaning of the section 409A of the Code and the regulations thereunder as of the date of such Participant's Separation from Service.

          2.40.  "Stock Unit" means a right that is granted under Section 10 to receive either Common Stock or cash equal to the Fair Market Value of a share of Common Stock.

          2.41.  "Subsidiary" means any corporation (other than the Company), partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

          2.42.  "Ten Percent Shareholder" means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

        3.    Eligibility.    All Employees, Non-Employee Directors and Consultants are eligible to participate in the Plan.

        4.    Administration and Implementation of Plan.

          4.1.    Administration by the Committee.    The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, their respective Employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

          4.2.    Authority of the Committee.    The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. Without limiting the generality of the immediately preceding sentence and subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the Employees, Non-Employee Directors and Consultants who will receive Awards pursuant to the Plan, (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Common Stock, if any, to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; (g) to construe and interpret the Plan and to make all other determinations as it may deem necessary or advisable for the administration of the Plan, and (h) to establish any "blackout" period that the Committee in its sole discretion deems necessary or advisable.

          4.3.    Additional Terms and Conditions; Award Agreements.    The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the Participant's Separation from Service with the Company or any Subsidiary; provided, however, that the Committee shall retain full power to accelerate or waive any such term or condition as it may have previously imposed (except that the Committee may not accelerate the delivery of Deferred Stock). All Awards shall be evidenced by an Award Agreement. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee. The conditions for grant or vesting and the other provisions of Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant.

          4.4.    Action by the Committee.    The Committee may act at a meeting only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

          4.5.    Allocation and Delegation of Authority.    The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the Chief Executive Officer of the Company or the Secondary Committee as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee may select and grant Awards to Participants who are subject to section 16 of the Exchange Act or are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

          4.6.    Indemnification of the Committee and the Board.    The Company shall indemnify and hold harmless the members of the Committee and the Board, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

        5.    Shares of Stock Subject to the Plan and Maximum Awards

          5.1.    Number of Shares Available for Awards.    Subject to adjustment as provided in Section 14, the total number of shares of Common Stock available for Awards under the Plan, whether pursuant to Incentive Stock Options or otherwise, shall be 4,500,000 shares.

          5.2.    Annual Award Limit for Options and SARS.    Subject to adjustment as provided in Section 14, the maximum number of shares of Common Stock available for Options or SARS that may be granted to any one Participant shall not exceed 900,000 during any fiscal year.

          5.3.    Annual Award Limit for Performance-Based Awards.    The maximum amount of any Performance-Based Award that may be granted, paid, credited or vested, as applicable, to any one Participant in any fiscal year in the event the Performance-Based Awards is paid in shares of Common Stock shall be, subject to adjustment as provided in Section 14, 400,000 shares of Common Stock or, in the event the Performance-Based Award is paid in cash, $2,000,000.

          5.4.    Forfeited or Terminated Awards.    If any shares subject to an Award are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

          5.5.    Treasury Shares.    Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

          5.6.    Corporate Transactions.    Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

        6.    Restricted Stock.    An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

          6.1.    Terms.    The Committee shall determine all of the material terms of the Award of Restricted Stock, including, but not limited to, the Restriction Period, the Performance Goals applicable, if any, and the amount, if any, the Participant must pay to receive the Restricted Stock.

          6.2.    Restricted Stock Account.    Upon the Award of Restricted Stock, the Committee shall direct that the number of shares of Common Stock subject to such Award be placed in a restricted stock account with the transfer agent and designating the Participant as the registered owner. The shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period. The Participant shall sign a stock power endorsed in blank to the Company to be held in escrow during the Restriction Period.

          6.3.    Voting Rights.    During the Restriction Period, unless otherwise determined by the Committee, the Participant shall have the right to vote the shares of Restricted Stock.

          6.4.    Termination of the Restriction Period.    Provided that the Restricted Stock has not been previously forfeited, at the end of the Restriction Period, provided that any Performance Goals or other criteria or conditions set forth in the applicable Award Agreement have been satisfied, the restrictions imposed under the Award Agreement shall lapse with respect to the number of shares specified thereunder, and the legend imposed hereunder shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant's legal representative).

          6.5.    Tax Reimbursement.    In the sole discretion of the Committee, an Award Agreement regarding Restricted Stock may provide for a tax reimbursement cash payment to be made by the Company to any Participant in connection with the tax consequences resulting from an Award of Restricted Stock, the lapse of restrictions on any Restricted Stock or the payment by a Participant of any taxes related thereto, subject to such conditions as the Committee may specify.

          6.6.    Separation from Service.    Except as otherwise provided by the Committee in an Award Agreement, all Restricted Stock with respect to which the Restriction Period has not expired shall be immediately forfeited upon a Participant's Separation from Service.

        7.    Options.    Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed exercise price ("Exercise Price"). Options may be either Incentive Stock Options or Non-Qualified Stock Options. The Award Agreement for an Option shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Incentive Stock Option. The grant of Options shall be subject to the following terms and conditions:

          7.1.    Exercise Price.    The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than (i) 110% of the Fair Market Value of a share of Common Stock on the date of grant in the case of a grant to a Ten Percent Stockholder, or (ii) 100% of the Fair Market Value of a share of Common Stock on the date of grant in the case of a grant to any other Participant, unless in either case the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

          7.2.    Option Term.    The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

          7.3.    Vesting.    Except as otherwise provided by the Committee in an Award Agreement, 25% of an Option shall become vested and exercisable on each of the first, second, third and fourth anniversaries of the grant date of such Option.

          7.4.    Incentive Stock Options.    Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in section 422 of the Code, and any provisions of an Award Agreement that cannot be so construed shall be disregarded. In no event may a Participant be granted an Incentive Stock Option which does not comply with the grant and vesting limitations prescribed by section 422(b) of the Code. Incentive Stock Options may only be granted to Employees. Incentive Stock Options may not be granted to Non-Employee Directors or Consultants.

          7.5.    Method of Exercise.    The Exercise Price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (a) in cash, (b) with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option, (c) with the consent of the Committee in an Award Agreement, in whole or in part in Common Stock held by the Participant and valued at Fair Market Value on the date of exercise, or (d) with the consent of the Committee in an Award Agreement or otherwise, by requesting the Company withhold a number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the product of (i) the

  Exercise Price multiplied by (ii) the number of shares of Common Stock in respect of which the Option is being exercised. With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock held by the Participant and valued at Fair Market Value on the date the Option is exercised. In such case, the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor. An Option may be exercised only for a whole number of shares of Common Stock. If a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering shares of Common Stock, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such shares of Common Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares of Common Stock from the shares of Common Stock acquired by the exercise of the Option.

          7.6.    Separation from Service.    Except as otherwise provided by the Committee in an Award Agreement:

            7.6.1.  If the Participant has a Separation from Service due to retirement, Disability or death, the unexercised and vested portion of the Option will remain exercisable by the Participant or his or her successors, as the case may be, until the earlier of the end of the 180-day period immediately following the Participant's Separation from Service or the last day of the term of the Option. Such portion of the Option shall terminate to the extent not exercised within such 180-day period. Any unvested portion of the Option will immediately terminate and be forfeited upon such Separation from Service.

            7.6.2.  If the Participant has a Separation from Service due to a termination by the Company for Cause, the Option will immediately expire on the date of such Separation from Service.

            7.6.3.  If the Participant has a Separation from Service as a result of any reason other than retirement, Disability, death or for Cause, any unexercised and vested portion of the Option will remain exercisable until the earlier of the end of the 90-day period immediately following such Separation from Service or the last day of the term of the Option. Such portion of the Option shall terminate to the extent not exercised within such 90-day period. Any unvested portion of the Option will terminate and will be forfeited upon such Separation from Service.

        8.    Stock Appreciation Rights.    SARs give the Participant the right to receive, upon exercise of the SAR, the excess of (a) the Fair Market Value of one share of Common Stock on the date of exercise over (b) the base price of the SAR as determined by the Committee, but which may never be less than the Fair Market Value of a share of Common Stock on the date of grant. The grant of SARs shall be subject to the following terms and conditions:

          8.1.    SAR Term.    The term of a SAR shall in no event be greater than ten years.

          8.2.    Terms and Conditions.    The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, the method of settlement, form of consideration payable in settlement (whether in shares of Common Stock or cash), method by which Common Stock, if applicable, shall be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

          8.3.    Vesting.    Except as otherwise provided by the Committee in an Award Agreement, 25% of a SAR shall become vested and exercisable on each of the first, second, third and fourth anniversaries of the grant date of such SAR.

          8.4.    Separation from Service.    Except as otherwise provided by the Committee in an Award Agreement:

            8.4.1.  If the Participant has a Separation from Service due to retirement, Disability or death, the unexercised and vested portion of the SAR will remain exercisable by the Participant or his or her successors, as the case may be, until the earlier of the end of the 180-day period immediately following the Participant's Separation from Service or the last day of the term of the SAR. Such portion of the SAR shall terminate to the extent not exercised within such 180-day period. Any unvested portion of the SAR will immediately terminate and be forfeited upon such Separation from Service.

            8.4.2.  If the Participant has a Separation from Service due to a termination by the Company for Cause, the SAR will immediately expire on the date of such Separation from Service.

            8.4.3.  If the Participant has a Separation from Service as a result of any reason other than retirement, Disability, death or for Cause, any unexercised and vested portion of the SAR will remain exercisable until the earlier of the end of the 90-day period immediately following such Separation from Service or the last day of the term of the SAR. Such portion of the SAR shall terminate to the extent not exercised within such 90-day period. Any unvested portion of the SAR will terminate and will be forfeited upon such Separation from Service.

        9.    Deferred Stock.    An Award of Deferred Stock is an agreement by the Company to deliver to the Participant a specified number of shares of Common Stock at the end of a specified Deferral Period or Periods. Such an Award shall be subject to the following terms and conditions:

          9.1.    Terms and Conditions.    Upon the Award of Deferred Stock, the Committee shall direct that the number of shares subject to such Award be credited to the Participant's account on the books of the Company but that issuance and delivery of the same shall be deferred until the occurrence of a Permissible Payment Event specified in an Award Agreement. In no event shall the delivery of such Deferred Stock be accelerated if to do so would subject the Participant to an additional tax pursuant to section 409A of the Code. Prior to issuance and delivery of the Deferred Stock, the Participant shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Participant's account.

          9.2.    Deferral Period Installments.    The Deferral Period may consist of one or more installments. Provided that the Deferred Stock has not been previously forfeited, at the end of the Deferral Period or any installment thereof the shares of Deferred Stock applicable to such installment, shall be issued and delivered to the Participant (or, where appropriate, the Participant's legal representative) in accordance with the terms of the Award Agreement.

          9.3.    Separation from Service.    Except as otherwise provided by the Committee in an Award Agreement, all Deferred Stock with respect to which the Deferral Period has not expired shall be immediately forfeited upon a Participant's Separation from Service.

        10.    Stock Units.    Stock Units are Awards that represent the right of the grantee to receive a payment upon a Permissible Payment Event specified by the Committee in an Award Agreement equal to the Fair Market Value of a specified number of shares of Common Stock as of the date of grant, vesting date, Permissible Payment Event date or such other date set forth in an Award Agreement. Stock Units shall be subject to the following terms and conditions:

          10.1.    Terms and Conditions.    The Committee may condition the vesting of Stock Units upon the attainment of a Performance Goal or upon the continued service of the Participant. The Committee may provide in an Award Agreement a limitation on the amount payable in respect of each Stock Unit and/or for the settlement of Stock Units in cash or with Common Stock having a Fair Market Value equal to the payment to which the grantee has become entitled. In no event shall the payment of Stock Units be accelerated if to do so would subject the Participant to an additional tax pursuant to section 409A of the Code.

          10.2.    Stock Unit Restriction Period.    Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Stock Unit Award for which such Participant's continued service is required (the "Stock Unit Restriction Period"), and until the later of (A) the expiration of the Stock Unit Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Stock Units.

          10.3.    Separation from Service.    Except as otherwise provided by the Committee in an Award Agreement, all Stock Units that are unvested upon a Participant's Separation from Service shall be immediately forfeited upon such Participant's Separation from Service.

        11.    Performance Share Awards.    A Performance Share Award is an Award entitling the recipient to receive shares of Common Stock upon a Permissible Payment Event, including, without limitation, the attainment of Performance Goals during a Performance Period as specified in the Award Agreement. Performance Share Awards shall be subject to the following terms and conditions:

          11.1.    Terms and Conditions.    The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the Performance Goals applicable under each such Award, the Performance Periods, the price, if any, to be paid by the Participant for such Performance Shares upon the achievement of the Performance Goals, and all other limitations and conditions applicable to the Performance Share Awards. In no event shall the payment of a Performance Share Award be accelerated if to do so would subject the Participant to an additional tax pursuant to section 409A of the Code.

          11.2.    Rights as a Stockholder.    A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Common Stock actually received by the Participant upon satisfaction of all conditions specified in the Award Agreement evidencing the Performance Share Award and not with respect to shares subject to the Award but not actually received by the Participant.

          11.3.    Separation from Service.    Except as otherwise provided by the Committee in an Award Agreement, all Performance Share Awards that are unvested upon a Participant's Separation from Service shall be immediately forfeited upon such Participant's Separation from Service.

        12.    Cash-Based Awards.

          12.1.    Terms and Conditions.    The Committee, in its sole discretion, may grant Awards to Participants denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine, including, but not limited to, vesting conditions. Each such Cash-Based Award shall specify a payment amount, payment formula or payment range as determined by the Committee. The Award Agreement shall set forth the Permissible Payment Event on which the Cash-Based Award shall be settled. In no event shall the payment of a Cash-Based Award be accelerated if to do so would subject the Participant to an additional tax pursuant to section 409A of the Code.

          12.2.    Separation from Service.    Except as otherwise provided by the Committee in an Award Agreement, all Cash-Based Awards that are unvested upon a Participant's Separation from Service shall be immediately forfeited upon such Participant's Separation from Service.

        13.    Performance-Based Awards.

          13.1.    General.    The purpose of this Section 13 is to provide the Committee the ability to design any Award so that the amounts or shares payable or distributed pursuant to such Award qualify as "performance-based compensation" under section 162(m) of the Code. For purposes of Performance-Based Awards granted to Covered Employees, the provisions of this Section 13 shall apply in addition to and, where necessary, in lieu of the provisions of the other provisions of this

  Plan. Only Covered Employees shall be subject to the restrictions contained in this Section 13 and only with respect to Awards intended to be Performance-Based Awards.

          13.2.    Establishment of Performance Goals for Covered Employees.    The Committee will, in its sole discretion, designate within the earlier of the (a) first 90 days of a Performance Period and (b) lapse of 25% of the period of service to which the Performance Goals relate, which Covered Employees will be Participants for such period. However, designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Section 13. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employee as a Participant in such period or in any other period.

          13.3.    Discretion of Committee with Respect to Performance-Based Awards.    With regards to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the types of Awards to be issued, the kinds and/or levels of the Performance Goals, whether the Performance Goals are to apply to the Company or any one or more subunits thereof. Within the earlier of (a) the first 90 days of a Performance Period and (b) the lapse of 25% of the period of service, and in any event while the outcome is substantially uncertain, the Committee shall, with regards to the Performance-Based Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section and record the same in writing.

          13.4.    Conditions to Receipt of Performance-Based Awards.    Except as otherwise provided in such Participant's Employment Agreement, a Participant shall be eligible to receive a Performance-Based Award for a Performance Period only to the extent that the Performance Goals for such period are achieved. In addition, unless otherwise provided in the relevant Award Agreement or Employment Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance-Based Award for such Performance Period.

          13.5.    Modification of Performance Goals.    The Committee, in its sole discretion, may modify the Performance Goals for Performance-Based Awards applicable to a Performance Period, provided that such modification is made only to reflect a change in the capitalization of the Company or a Subsidiary, such as a stock split or dividend, or a corporate transaction, such as a merger, any consolidation of the Company or a Subsidiary into another corporation, any separation of the Company or a Subsidiary (including a spinoff or other distribution of stock or property), any reorganization of a the Company or a Subsidiary, or any partial or complete liquidation of the Company or a Subsidiary.

          13.6.    Certification of Performance; Negative Discretion.    Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the period. The Committee shall then determine the actual size of each Participant's Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate, to reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

          13.7.    Timing of Performance-Based Award Payments.    Performance-Based Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following the completion of the certifications required by Section 13.6.

        14.    Adjustments to Shares, Terms and Conditions and Performance Goals.

          14.1.    Adjustments to Shares.    In the event that the Committee shall determine that any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, and (iv) the exercise or grant price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made that would cause the Plan to violate section 422 of the Code with respect to Incentive Stock Options or that would adversely affect the status of any Performance-Based Award.

          14.2.    Adjustments to Terms and Conditions and Performance Goals.    In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of any unforeseen events or changes in circumstances, or in response to changes in applicable laws, regulations, accounting principles or otherwise. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Award to the extent that such adjustment would adversely affect the status of the Award as a Performance-Based Award.

        15.    Section 409A.

          15.1.    General.    To the extent determined necessary or advisable by the Committee in its sole discretion, Awards hereunder shall be interpreted to the extent possible to comply with the provisions of section 409A of the Code (or avoid application of such Code section), to the extent applicable. Participants shall be deemed to consent to any changes to Awards that the Board determines are necessary or advisable to comply with the provisions of section 409A of the Code. Adjustments made pursuant to Section 14 shall, to the extent determined necessary or advisable in the sole discretion of the Committee, be made in compliance with the requirements of section 409A of the Code or, if applicable, to avoid application of section 409A of the Code.

          15.2.    Specified Employees.    Notwithstanding anything set forth in the Plan or an Award Agreement to the contrary, if any Award pursuant to Section 6, 9, 10, 11 or 12 that is scheduled to be paid or delivered to a Participant that is a Specified Employee upon such Participant's Separation from Service would subject such Participant to any tax, interest or penalty imposed under section 409A of the Code if such Award were paid or delivered to such Participant within six months after such Separation from Service, then such Award shall not be paid or delivered to such Participant until the date which is six months and one day after the date of Participant's Separation from Service or, if earlier, the date of Participant's death following such Separation from Service (the "Delayed Payment Date"). All such amounts that would, but for this Section 15.2, become payable or deliverable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date without interest.

        16.    Dividends and Dividend Equivalents.

          16.1.    General.    If an Award is granted in the form of Restricted Stock, Deferred Stock, Stock Units or Performance Share Awards, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award's payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine in the Award Agreement. The Award Agreement may provide, in the Committee's discretion, that dividends or dividend equivalents that are not paid currently accrue interest, be reinvested into additional shares of Common Stock or be credited as additional Restricted Stock, Deferred Stock, Stock Units or Performance Shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

          16.2.    Reinvestment of Dividends.    Reinvestment of dividends paid in accordance with Section 16.1 in additional Awards payable in Common Stock shall only be permissible if sufficient shares of Common Stock are available for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares of Common Stock are not available for such reinvestment or payment, such reinvestment or payment shall, as set forth in the Award Agreement, be either payable immediately in cash or made in the form of a grant of Stock Units equal in number to the shares that would have been obtained by such payment or reinvestment, the terms of which Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Stock Units.

        17.    Change in Control.

          17.1.    Full Vesting.    Except to the extent the Committee specifically establishes otherwise in an Award Agreement, immediately upon the occurrence of a Change in Control: (a) any Options and SARs outstanding which are not then exercisable and vested shall become fully exercisable and vested; (b) the Restriction Period applicable to any Restricted Stock shall lapse; (c) the Deferral Period applicable to any Deferred Stock shall lapse; (d) all Stock Units, Performance Share Awards and Cash-Based Awards shall vest in full and any conditions applicable thereto shall be deemed satisfied; (e) all Performance Goals applicable to any Award shall be deemed to have been met at 100% of target; and (f) the Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes.

          17.2.    Options and SARs.    With respect to all Options or SARs that are unexercised and outstanding upon a Change in Control, the Committee may, in its sole discretion in an Award Agreement or otherwise, provide for one or more of the following:

            17.2.1.  such Options or SARs shall be cancelled in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying an Option or SAR (to the extent such Option or SAR is exercisable at such time) as of the date of the Change of Control over the Exercise Price of the Option or SAR. If the Fair Market Value of the Common Stock underlying an Option or SAR does not exceed the Exercise Price, then the Option or SAR may be cancelled without any payment; and/or

            17.2.2.  such Options or SARs shall be terminated immediately prior to the Change of Control, if the Participant fails to exercise the Option or SAR (to the extent such Option or SAR is exercisable at such time) within a specified period (of at least seven days) following the Participant's receipt of a written notice of such Change of Control and of the Company's intention to terminate the Option or SAR prior to such Change of Control; and/or

            17.2.3.  such Options or SARs shall be assumed by the successor corporation, and shall be substituted with options involving the common stock of the successor corporation with equivalent value and with terms and conditions substantially similar to those Options or SARs granted by the Company.

          17.3.    Restricted Stock, Deferred Stock, Stock Units or Performance Share Awards.    With respect to Restricted Stock, Deferred Stock, Stock Units or Performance Share Awards, the Committee may, upon a Change in Control, in its sole discretion in an Award Agreement or otherwise, provide for one or more of the following:

            17.3.1.  such Award shall be cancelled in exchange for a payment in cash or Common Stock in an amount equal to the Fair Market Value of the applicable Award; and/or

            17.3.2.  such Award shall be assumed by the successor corporation, and shall be substituted with a similar award involving the common stock of the successor corporation with equivalent value and with terms and conditions substantially similar to the applicable Award awarded by the Company.

          17.4.    Cash-Based Awards.    With respect to Cash-Based Awards, the Committee may, upon a Change in Control, in its sole discretion in an Award Agreement or otherwise, provide for one or more of the following:

            17.4.1.  all or a portion of the Cash-Based Award shall be settled in an amount to be determined by the Committee in its sole discretion; provided, that notwithstanding anything in the Plan to the contrary, the Committee may determine, in its sole discretion, the portion of any Cash-Based Award that is a Performance-Based Award to be settled and/or payable; and/or

            17.4.2.  such Cash-Based Award shall be assumed by the successor corporation, and shall be substituted with a cash-based award with equivalent value and with terms and conditions that are substantially similar to those of the substituted Cash-Based Award awarded by the Company.

        18.    Amendment and Termination.

          18.1.    Amendment and Termination of the Plan.    The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders if (a) such action would increase the number of shares subject to the Plan, (b) such action results in the "repricing" of any Option or SAR otherwise than in accordance with Section 14.1, or (c) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted; provided, however, that, subject to Section 15, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto.

          18.2.    Amendment and Termination of Awards.    The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, subject to Section 18.4, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award; provided, further, however, that each Participant shall be deemed to have consented to any amendments to an Award to the extent necessary for that Award to satisfy Section 15.

          18.3.    Substitution of Awards.    The Committee may, without the consent of any Participant, substitute any Award granted under the Plan which by its terms is intended to be settled in shares of Common Stock for any other type of Award intended to be settled in shares of Common Stock, including without limitation, the substitution of SARs intended to be settled in shares of Common Stock for Options; provided, however, that the terms of the substituted Award and the economic benefit of the substituted Award are substantially similar to the terms and economic benefit of the Award being replaced.

          18.4.    Performance Goals.    The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except, with respect to Performance-Based Awards, to the extent that any such adjustment to a performance condition would adversely affect the status of such Award as a Performance-Based Award.

        19.    No Right to Employment or Service.    Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary. For purposes of this Plan, transfer of employment between the Company and its Subsidiaries shall not be deemed a termination of employment or service, and, to the extent provided by the Committee, change in status between an Employee, Consultant and/or Non-Employee Director shall also not be deemed a termination of employment or service.

        20.    Taxes.

          20.1.    Withholding.    The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or the Subsidiary and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, provided that in the event the Company withholds or receives Common Stock or other property, the amounts withheld may not exceed minimum statutory withholding requirements.

          20.2.    No Tax Advice or Guarantee of Tax Consequences.    No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, and the Committee, makes any representation, commitment, or guarantee that any particular specific or favorable tax treatment, including, but not limited to, federal, state and local income, excise, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan. All taxes are the responsibility of the Participant, who should consult his or her tax advisor.

        21.    Limits on Transferability; Beneficiaries.    No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the

Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

        22.    Plan is Unfunded.    It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

        23.    No Rights to Awards; No Stockholder Rights.    No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Common Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

        24.    Foreign Nationals.    Without amending the Plan, Awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan and to comply with local law.

        25.    Securities Law Requirements.

          25.1.  No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Common Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

          25.2.  The Committee may require, as a condition to the right to exercise any Award that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. Such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

        26.    Data Protection.    By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan

        27.    Termination; Rescission.    Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the 10-year anniversary of the effective date, and no Awards under the Plan shall thereafter be granted.

        28.    Fractional Shares.    The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

        29.    Governing Law.    To the extent that Federal laws do not otherwise control, the validity and construction of the Plan and any Award Agreement entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the choice of law principles thereof.

        30.    Effective Date; Shareholder Approval.    The Plan shall be effective on the date it is adopted by the Board and approved by the shareholders.

B&G Foods, Inc.

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IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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Annual Meeting Proxy Card

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Robert C. Cantwell	☐	☐	☐	02 - Cynthia T. Jamison	☐	☐	☐	03 - Charles F. Marcy	☐	☐	☐
04 - Dennis M. Mullen	☐	☐	☐	05 - Cheryl M. Palmer	☐	☐	☐	06 - Alfred Poe	☐	☐	☐
07 - Stephen C. Sherrill	☐	☐	☐	08 - David L. Wenner	☐	☐	☐				

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X B&G Foods, Inc. 01M95D 8 3 B M + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals - The Board of Directors recommends a vote FOR each of the nominees in Proposal 1 and FOR each of Proposals Nos. 2, 3 & 4. For Against Abstain 2. Approval, by non-binding advisory vote, of executive compensation (Proposal No. 2): 4. Ratification of appointment of KPMG LLP as independent registered public accounting firm (Proposal no. 4): For Against Abstain 3. Re-approval of the material terms of the performance goals in the 2008 Omnibus Plan (Proposal No. 3): 5. Other Matters: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting. Change of Address — Please print new address below. Comments — Please print your comments below. 01 - Robert C. Cantwell 04 - Dennis M. Mullen 07 - Stephen C. Sherrill 02 - Cynthia T. Jamison 05 - Cheryl M. Palmer 08 - David L. Wenner 03 - Charles F. Marcy 06 - Alfred Poe 1. Election of Directors: IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain For Against Abstain For Against Abstain MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMM 1 6 0 8 2 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 16, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned holder of Common Stock of B&G FOODS, INC., a Delaware corporation (the “Company”), does hereby constitute and appoint Robert C. Cantwell and Scott E. Lerner, or either one of them, with full power to act alone and to designate substitutes, the true and lawful proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Hanover Marriot, 1401 Route 10 East, Whippany, NJ 07981, on May 16, 2013 at 10:00 a.m., local time, and at any and all adjournments and postponements thereof (the “Annual Meeting”), on all matters that may come before such Annual Meeting. Said proxies are instructed to vote on the following matters in the manner herein specified. If this proxy is properly executed, the shares of Common Stock covered hereby will be voted as specified herein. If no specification is made, such shares will be voted “FOR” each of the nominees in Proposal No. 1 and “FOR” each of Proposal Nos. 2, 3 & 4 and in the discretion of the persons named as proxies as to any other matter that may properly come before the Annual Meeting. The undersigned hereby revokes all previous proxies. (Continued and to be marked, dated and signed, on the other side) Proxy — B&G Foods, Inc. Important notice regarding the Internet availability of proxy materials for the Annual Meeting. The Proxy Statement and the 2012 Annual Report to Stockholders are available at: http://materials.proxyvote.com/05508R